SCHEDULE 14A
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12
COUSINS PROPERTIES INCORPORATED
(Name of Registrant as Specified In Its Charter)
Not Applicable
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 6, 2008

To our Stockholders:

The Annual Meeting of Stockholders of Cousins Properties Incorporated (“we”, “our” or the “Company”) will be held on Tuesday, May 6, 2008, at 11:00 a.m. local time at 191 Peachtree Street, Atlanta, Georgia 30303. The purposes of the meeting are:

(1) To elect nine Directors;

(2) To approve an amendment to the 1999 Incentive Stock Plan (the “Plan”) to increase the number of shares of common stock available under the Plan by 1,200,000 shares;

(3) To ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2008; and

(4) To transact any other business as may properly come before the meeting.

All holders of record of our common stock at the close of business on March 20, 2008 are entitled to vote at the meeting and any postponements and adjournments of the meeting.

By Order of the Board of Directors,

ROBERT M. JACKSON
Corporate Secretary

Atlanta, Georgia
April 7, 2008

Whether or not you expect to attend the Annual Meeting, you are urged to vote, date, sign and return the enclosed proxy in the enclosed postage paid envelope. If you attend the Annual Meeting, you may revoke the proxy and vote your shares in person.

ii

COUSINS PROPERTIES INCORPORATED
191 Peachtree Street, Suite 3600
Atlanta, Georgia 30303-1740

PROXY STATEMENT

GENERAL INFORMATION

This proxy statement and proxy card are furnished in connection with the solicitation of proxies to be voted at our 2008 Annual Meeting of Stockholders. Our Annual Meeting will be held on Tuesday, May 6, 2008, at 11:00 a.m., local time, at 191 Peachtree Street, Atlanta, Georgia 30303. The proxy is solicited by our Board of Directors. This proxy statement and proxy card are first being sent to holders of our common stock on April 7, 2008.

Why am I receiving this proxy statement and proxy card?

You are receiving this proxy statement and proxy card because you owned shares of Cousins Properties Incorporated common stock on March 20, 2008. This proxy statement describes issues on which we would like you to vote at our Annual Meeting. It also gives you information on these issues so that you can make an informed decision.

What is a proxy?

It is your legal designation of another person to vote the stock you own. That other person is called a proxy. The written document in which you designate that person is called a proxy or a proxy card. Two of our Directors have been designated as proxies for the 2008 Annual Meeting of Stockholders. These Directors are Boone A. Knox and William Porter Payne.

Who is entitled to vote?

Holders of our common stock at the close of business on March 20, 2008 are entitled to receive notice of the meeting and to vote at the meeting and any adjournments or postponements of the meeting. March 20, 2008 is referred to as the record date.

To how many votes is each share of common stock entitled?

Holders of our common stock are entitled to one vote per share.

What is the difference between a stockholder of record and a stockholder who holds common stock in “street name”?

If your shares of common stock are registered in your name, you are a stockholder of record. If your shares are in the name of your broker or bank, your shares are held in “street name.”

How do I vote?

Common stockholders of record may vote by mail. Simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided. Stockholders also may attend the meeting and vote in person. If you hold your shares of common stock through a bank or broker, please refer to your proxy card or the information forwarded by your bank or broker to see the voting options that are available to you.

Written ballots will be passed out to anyone who wants to vote at the Annual Meeting. However, if you hold your shares of common stock in street name, you must obtain a legal proxy from your bank or broker to be able to vote in person at the Annual Meeting.

What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You may do this by:

•	sending written notice of revocation to our Corporate Secretary at 191 Peachtree Street, Suite 3600, Atlanta, Georgia 30303-1740;

•	submitting a subsequent proxy with a later date; or

•	voting in person at the Annual Meeting.

Attendance at the meeting will not by itself revoke a proxy.

On what items am I voting?

You are being asked to vote on three items:

•	the election of nine Directors;

•	the approval of an amendment to our 1999 Incentive Stock Plan to increase the number of shares of our common stock available under the Plan by 1,200,000 shares; and

•	the ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

No cumulative voting rights are authorized, and dissenters’ rights are not applicable to these matters.

How may I vote for the nominees for election of Directors, and how many votes must the nominees receive to be elected?

With respect to the election of Directors, you may:

•	vote FOR the election of all nine nominees for Director;

•	WITHHOLD AUTHORITY to vote for one or more of the nominees and vote FOR the remaining nominees; or

•	WITHHOLD AUTHORITY to vote for all nine nominees.

Directors are elected by a plurality vote. As a result, the nine nominees receiving the highest number of FOR votes will be elected as Directors.

We have a majority voting policy for the election of directors. The policy, which is part of our Corporate Governance Guidelines, sets forth our procedures if a nominee is elected, but receives a majority of votes withheld. In an uncontested election, any nominee for director who receives a greater number of votes withheld from his or her election than votes for his or her election is required to promptly tender his or her resignation. Our Compensation, Succession, Nominating and Corporate Governance Committee is required to promptly consider the resignation offer and make a recommendation to the Board with respect to the resignation. The Board is required to take action with respect to this recommendation. The policy is more fully described below under “Majority Voting Policy.”

What happens if a nominee is unable to stand for election?

If a nominee is unable to stand for election, the Board may, by resolution, provide for a lesser number of Directors or designate a substitute nominee. If the Board designates a substitute nominee, shares represented by proxies voted for the nominee unable to stand for election will be voted for the substitute nominee.

How may I vote for the approval of the amendment to the Plan and the ratification of the appointment of the independent registered public accounting firm, and how many votes must the proposals receive to pass?

With respect to the proposals to amend the Plan and to ratify the independent registered public accounting firm, you may:

•	vote FOR the proposals;

•	vote AGAINST the proposals; or

•	ABSTAIN from voting on the proposals.

The proposals must receive the affirmative vote of a majority of the shares present at the Annual Meeting either in person or by proxy to pass. Abstentions with respect to a proposal are counted for purposes of establishing a quorum, but will have no effect on the outcome of the vote.

How does the Board of Directors recommend that I vote?

The Board recommends a vote FOR the nine Director nominees, FOR the amendment to the Plan and FOR the ratification of the independent registered public accounting firm.

What happens if I sign and return my proxy card but do not provide voting instructions?

If you return a signed card but do not provide voting instructions, your shares of common stock will be voted FOR the nine nominees for Director, FOR the amendment to the Plan and FOR the ratification of the independent registered public accounting firm.

Will my shares be voted if I do not sign and return my proxy card?

If you are a common stockholder of record and you do not sign and return your proxy card or attend the Annual Meeting and vote in person, your shares will not be voted and will not count in deciding the matters presented for stockholder consideration in this proxy statement.

If your shares of common stock are held in “street name” through a bank or broker and you do not provide voting instructions before the Annual Meeting, your bank or broker may vote your shares on your behalf under certain circumstances. Brokerage firms have the authority under New York Stock Exchange (“NYSE”) rules to vote shares for which their customers do not provide voting instructions on routine matters. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.” Broker non-votes will be counted for purposes of establishing a quorum, but not for determining the number of shares voted for or against the non-routine matter.

The election of Directors and the ratification of the independent registered public accounting firm described in this proxy statement are routine matters. The amendment to the Plan described in this proxy statement is not a routine matter.

How many votes do you need to hold the Annual Meeting?

Shares of our common stock are counted as present at the Annual Meeting if the stockholder either is present and votes in person at the Annual Meeting or properly has submitted a proxy.

As of the record date, 51,285,741 shares of our common stock were outstanding and are entitled to vote at the Annual Meeting. Holders of a majority of the outstanding shares entitled to vote as of the record date must be represented at the Annual Meeting either in person or by proxy in order to hold the Annual Meeting and conduct business. This is called a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 6, 2008.

The proxy statement and annual report are available on the Investor Relations page of our Web site at www.cousinsproperties.com.

PROPOSAL 1 — ELECTION OF DIRECTORS

There are nine nominees for our Board of Directors this year. Our Directors are elected annually to serve until the next Annual Meeting of Stockholders and until their respective successors are elected. The Board has nominated the individuals named below for election as Directors at the Annual Meeting. All of the Director nominees are currently members of the Board and were elected as Directors by the stockholders at the Annual Meeting in 2007. Each Director nominee has consented to serve as a Director if so elected at the Annual Meeting.

Thomas G. Cousins, our founder and former Chairman of the Board, has served as Chairman Emeritus since December 2006. In this role he is invited to attend Board meetings, but does not have the right to vote as a Director.

Our Board of Directors recommends that you vote “FOR”
each of the nominees for Director.

		Director
Name	Age	Since	Information About Nominee

Thomas D. Bell, Jr.	58	2000	Chief Executive Officer and Chairman of the Board of Directors and Chairman of the Executive Committee of the Company. Mr. Bell joined the Company as a Director in August 2000. In January 2001, he was named Vice Chairman of the Board of Directors. In January 2002, he was named President and Chief Executive Officer. In December 2006, he was named Chairman of the Board. He served as President until April 2007. Special Limited Partner with Forstmann Little & Co. from January 2001 until January 2002; Worldwide Chairman and Chief Executive Officer of Young & Rubicam, Inc. from January 2000 to November 2000; President and Chief Operating Officer of Young & Rubicam, Inc. from August 1999 to December 1999; Chairman and Chief Executive Officer of Young & Rubicam Advertising from September 1998 to August 1999. Director of Regal Entertainment Group, AGL Resources, Inc., and the United States Chamber of Commerce, and a Trustee of Emory University Healthcare. Director of Lincoln National Corporation from 1988 to 2005.
Erskine B. Bowles	62	2003	President of the University of North Carolina since January 2006; Chairman of Erskine Bowles & Co., LLC since 2003; Senior advisor to Carousel Capital since 2002; Director of General Motors, Morgan Stanley and North Carolina Mutual Life Insurance Company. From March 2005 to August 2005, United Nations Under Secretary General, Deputy Special Envoy for Tsunami Recovery. From 1999 until 2001, Managing Director of Carousel Capital and Partner of Forstmann Little & Co., and from 1996 until 1998, served as White House Chief of Staff. Director of Merck & Co., VF Corporation and First Union Corporation from 1999 until 2001; Director of Wachovia Corporation in 2001; and Director of Krispy Kreme Doughnut Corporation in 2003.
James D. Edwards	64	2007	From 1998 to 2002, Managing Partner — Global Markets of Arthur Andersen LLP. Served in various positions with Arthur Andersen since 1964. Member of the American Institute of Certified Public Accountants. Director of IMS Health Incorporated, Huron Consulting Group, Inc., Transcend Services, Inc. and Crawford & Company.
Lillian C. Giornelli	47	1999	For at least five years, Chairman, Chief Executive Officer and Trustee of The Cousins Foundation, Inc. and President of the CF Foundation. Since January 2007, Trustee of CF Foundation and President and Trustee of Nonami Foundation.

		Director
Name	Age	Since	Information About Nominee

S. Taylor Glover	56	2005	President and Chief Executive Officer of Turner Enterprises, Inc., a privately held investment and management company, since March 2002. Prior to March 2002, for at least five years, Senior Vice President of the Private Client Group of Merrill Lynch. Director of Cox Enterprises, Inc., a privately held media company.
James H. Hance, Jr.	63	2005	From 1994 through January 2005, Vice Chairman of Bank of America Corporation, a financial services holding company; Chief Financial Officer of Bank of America from 1988 to April 2004 and a Director from 1999 through January 2005. Director of Sprint Nextel, Duke Energy and Rayonier, Inc., a lumber company. Director of Summit Properties, Inc. from 1994 to 2005. Senior advisor to The Carlyle Group.
William B. Harrison, Jr.	64	2006	From November 2001 to December 2006, Chairman of the Board of JPMorgan Chase, which merged with Bank One Corporation on July 1, 2004. Chairman and Chief Executive Officer of JPMorgan Chase from November 2001 to December 2005. Prior to merger with JPMorgan & Co., Mr. Harrison was Chairman and Chief Executive Officer of the Chase Manhattan Corporation, a position he held since January 1, 2000. Director of Merck & Co., Inc. Member of The Business Counsel, The Financial Services Forum and The Financial Services Roundtable.
Boone A. Knox	71	1969	For at least five years, Managing Partner of Knox, Ltd. and the Managing Trustee of the Knox Foundation. Trustee of Equity Residential Properties Trust, Director of Fulghum Fibres, Inc. and retired Chairman of Regions Bank of East Central Georgia.
William Porter Payne	60	1996	Partner of Gleacher Partners LLC since July 2000. Chairman of Centennial Investment Properties since May 2004. Vice Chairman and Director of PTEK Holdings, Inc. from July 1998 to July 2000; Vice Chairman of Bank of America Corporation from February 1997 to July 1998. Served as President and Chief Executive Officer of the Atlanta Committee for the Olympic Games. Director of Lincoln Financial Group and Anheuser Busch, Inc.

There are no family relationships among our Directors or executive officers.

Meetings of the Board of Directors and Director Attendance at Annual Meetings

Our Board held six meetings during 2007. Each Director attended at least 75% of the total number of meetings of the Board and any committees of which he or she was a member.

We typically schedule a Board meeting in conjunction with our Annual Meeting and expect that our Directors will attend, absent a valid reason. All Directors serving at the time of last year’s Annual Meeting attended the Annual Meeting.

Committees of the Board of Directors

Our Board has three standing committees — the Audit Committee, the Compensation, Succession, Nominating and Governance Committee and the Executive Committee.

Audit Committee.  The current members of our Audit Committee are Mr. Glover, Mr. Hance, Mr. Harrison and Mr. Knox. Mr. Knox is the Chairman of the Committee. The Audit Committee held nine meetings during 2007. All of the members of the Audit Committee are independent within the meaning of the SEC regulations, the listing standards of the NYSE and our Director Independence Standards. All of the members of the Audit Committee are financially literate within the meaning of the SEC regulations, the listing standards of the NYSE and the Company’s Audit Committee Charter. The Board has determined that Mr. Knox is an audit committee financial expert within the meaning of the SEC regulations and that he has accounting and related financial management expertise within the meaning of the NYSE listing standards.

The primary responsibilities of our Audit Committee include:

•	deciding whether to appoint, retain or terminate our independent registered public accounting firm,

•	reviewing with the independent registered public accounting firm the audit plan and results of the audit engagement,

•	reviewing the scope and results of our internal auditing procedures and the adequacy of our financial reporting controls,

•	reviewing the independence of the independent registered public accounting firm, and

•	considering the reasonableness of and, as appropriate, approving the independent registered public accounting firm’s audit and non-audit fees.

Compensation, Succession, Nominating and Governance Committee.  The current members of our Compensation, Succession, Nominating and Governance Committee are Mr. Bowles, Mr. Edwards, Mr. Hance, Mr. Harrison and Mr. Payne. Mr. Payne is the Chairman of the Committee. The Compensation, Succession, Nominating and Governance Committee held six meetings during 2007. All of the members of the Compensation, Succession, Nominating and Governance Committee are independent within the meaning of the listing standards of the NYSE and our Director Independence Standards.

The primary responsibilities of our Compensation, Succession, Nominating and Governance Committee include:

•	setting and administering the policies that govern executive compensation,

•	overseeing our management succession and development programs,

•	making recommendations regarding composition and size of the Board,

•	considering nominees for Director recommended by stockholders,

•	reviewing qualifications of Director candidates and the effectiveness of incumbent Directors, and

•	making recommendations regarding non-employee Director compensation.

The Compensation, Succession, Nominating and Governance Committee retained Towers Perrin, an outside human resources consulting firm, in 2007 to provide advice regarding compensation for our executive officers, including the named executive officers listed in the compensation tables in this proxy statement. Towers Perrin provided the Compensation, Succession, Nominating and Governance Committee with relevant market data and alternatives to consider when making compensation decisions for our executive officers, including our named executive officers. For more information about the market data provided to the committee, see “Compensation Discussion & Analysis.”

Towers Perrin advised the Compensation, Succession, Nominating and Governance Committee with respect to compensation trends and best practices, plan design and individual compensation amounts. Towers Perrin also provided services to management regarding benchmarking of non-executive officer positions and other matters. The Compensation, Succession, Nominating and Governance Committee is aware of the services provided by Towers Perrin to management.

Executive Committee.  The members of our Executive Committee are Mr. Bell, Mr. Knox and Mr. Payne. Mr. Bell is Chairman of the Executive Committee. The Executive Committee may exercise all powers of the Board in the management of our business and affairs, except for those powers expressly reserved to the Board. The Executive Committee did not take any action during 2007.

Director Independence

In order to evaluate the independence of each Director, our Board has adopted a set of Director Independence Standards as part of our Corporate Governance Guidelines. The Director Independence Standards are attached to this proxy statement as Annex A. They can also be found on the Investor Relations page of our Web site at www.cousinsproperties.com.

The Board has reviewed Director independence under NYSE Rule 303A.02(a) and our Director Independence Standards. In performing this review, the Board considered all transactions and relationships between each Director and our Company, subsidiaries, affiliates, senior executives and independent registered public accounting firm, including those reported under the section “Certain Transactions.” As a result of this review, the Board affirmatively determined that seven of our nine Directors currently serving on the board are independent. The independent Directors are Mr. Bowles, Mr. Edwards, Mr. Glover, Mr. Hance, Mr. Harrison, Mr. Knox and Mr. Payne.

Mr. Bell is not an independent Director because of his employment as our Chief Executive Officer. Ms. Giornelli is not an independent Director because she is an immediate family member of Mr. Cousins, who was one of our executive officers in the last three years.

Our Audit Committee and our Compensation, Succession, Nominating and Governance Committee are composed solely of independent Directors.

Executive Sessions of Non-Management Directors

Our non-management Directors meet without management present at least two times each year, and our independent Directors meet at least once per year. In January 2004, our Board named Mr. Payne as the Lead Director. He is responsible for presiding at meetings of non-management and independent Directors.

Any stockholder or interested party who wishes to communicate directly with the Lead Director or the non-management Directors as a group may do so by writing to: Cousins Properties Incorporated, 191 Peachtree Street, Suite 3600, Atlanta, GA 30303-1740, Attention: Lead Director.

Corporate Governance

Our Board has adopted a set of Corporate Governance Guidelines. The Corporate Governance Guidelines are available on the Investor Relations page of our Web site at www.cousinsproperties.com. The charters of the Audit Committee and the Compensation, Succession, Nominating and Governance Committee are also available on the Investor Relations page of our Web site.

Our Board has adopted a Code of Business Conduct and Ethics (the “Ethics Code”), which applies to all officers, Directors and employees. This Ethics Code reflects our long-standing commitment to conduct our business in accordance with the highest ethical principles. Our Ethics Code is available on the Investor Relations page of our Web site at www.cousinsproperties.com. Copies of our Corporate Governance Guidelines, committee charters and Ethics Code are also available upon written request to Cousins Properties Incorporated, 191 Peachtree Street, Suite 3600, Atlanta, Georgia 30303-1740, Attention: Corporate Secretary.

Any stockholder or interested party who wishes to communicate directly with our Board, or an individual member of our Board, may do so by writing to Cousins Properties Incorporated Board of Directors, c/o Corporate Secretary, 191 Peachtree Street, Suite 3600, Atlanta, Georgia 30303-1740. At each regular Board meeting, the Corporate Secretary will present a summary of any communications received since the last meeting (excluding any communications that consist of advertising, solicitations or promotions of a product or service) and will make the communications available to the Directors upon request.

Majority Voting Policy

Our Corporate Governance Guidelines include a majority voting policy for the election of Directors. Pursuant to this policy, in an uncontested election of directors, any nominee who receives a greater number of votes withheld from his or her election than votes for his or her election will promptly tender his or her resignation for consideration by the Compensation, Succession, Nominating and Governance Committee. The Compensation, Succession, Nominating and Governance Committee will promptly consider the resignation offer and make a recommendation to the Board. The Board will act on the Compensation, Succession, Nominating and Governance Committee’s recommendation within 90 days following the certification of the stockholder vote.

We will publicly disclose, in a Form 8-K furnished to the SEC, the Board’s decision regarding whether to accept the resignation offer. Any Director who tenders his or her resignation will not participate in the Committee or Board deliberations.

Selection of Nominees for Director

Our Directors take a critical role in guiding our strategic direction and overseeing our management. Our Board has delegated to the Compensation, Succession, Nominating and Governance Committee the responsibility for reviewing and recommending nominees for membership on the Board. Candidates are considered based upon various criteria. Candidates must have integrity, accountability, judgment and perspective. In addition, candidates are chosen based on their leadership and business experience, as well as their ability to contribute toward governance, oversight and strategic decision-making.

The Compensation, Succession, Nominating and Governance Committee will consider Director nominees proposed by stockholders on the same basis as recommendations from other sources. Any stockholder who wishes to recommend a prospective nominee for consideration by the committee may do so by submitting the candidate’s name and qualifications in writing to Cousins Properties Incorporated Compensation, Succession, Nominating and Governance Committee, c/o Corporate Secretary, 191 Peachtree Street, Suite 3600, Atlanta, Georgia 30303-1740.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth, as of February 1, 2008 unless otherwise noted, information regarding the beneficial ownership of our common stock by:

•	our Directors,

•	our Chief Executive Officer, our Chief Financial Officer and the three other executive officers that had the highest total compensation for 2007, calculated in accordance with SEC rules and regulations (our “Named Executive Officers,” sometimes referred to herein as our “NEOs”),

•	the Directors and executive officers as a group, and

•	beneficial owners of more than 5% of our outstanding common stock.

	Number of Shares of Common Stock Beneficially Owned(1)
			Options
		Shares Held	Exercisable	Other Shares
	Restricted	in Profit	within 60	Beneficially		Percent of
Name	Stock(2)	Sharing Plan	Days(3)	Owned		Class(4)

Thomas D. Bell, Jr.	33,873	3,625	1,366,950	253,293	(5)	3.15%
Erskine B. Bowles	—	—	27,836	6,477		*
Daniel M. DuPree	19,217	11,583	195,796	63,994		*
James D. Edwards	—	—	6,000	4,000		*
James A. Fleming	6,768	4,774	80,846	15,028		*
Larry L. Gellerstedt III	6,848	1,561	20,255	892		*
Lillian C. Giornelli	—	—	6,000	369,253	(6)	*
S. Taylor Glover	—	—	19,182	84,518	(7)	*
James H. Hance, Jr.	—	—	19,182	23,096		*
William B. Harrison, Jr.	—	—	12,591	8,699		*
Boone A. Knox	—	—	53,201	339,141	(8)	*
Joel T. Murphy	10,898	5,497	448,770	32,834	(9)	*
William Porter Payne	—	—	79,163	52,050	(10)	*
Total for all Directors and executive officers as a group (19 persons)	114,294	51,136	3,094,715	1,437,257	(11)	8.64%
5% Stockholders
Thomas G. Cousins(12)	—	—	—	7,783,694		15.18%
Davis Selected Advisers, L.P.(13)	—	—	—	3,477,757		6.78%
CF Foundation Incorporated(14)	—	—	—	3,235,490		6.31%
Barclays Global Investors N.A. Affiliated Group(15)	—	—	—	2,884,983		5.63%

*	Less than 1% individually

(1)	Based on information furnished by the individuals named in the table, includes shares for which the named person has sole voting or investment power or shared voting or investment power with his or her spouse. Under SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she has no beneficial economic interest. Except as stated in the notes below, the persons indicated possessed sole voting and investment power with respect to all shares set forth opposite their names.

(2)	Represents shares of restricted stock awarded to certain executive officers. The restricted stock vests over four years, and the executive officers have the right to direct the voting of, and to receive dividends on, the stock reflected in the table.

(3)	Represents shares which may be acquired through stock options exercisable through March 31, 2008.

(4)	Based on 51,279,158 shares of common stock issued and outstanding as of February 1, 2008. Assumes that all options owned by the named individual and exercisable within 60 days are exercised. The total number of shares outstanding used in calculating this percentage also assumes that none of the options owned by other named individuals are exercised.

(5)	Includes 17,955 shares held by the Jennifer and Thomas Bell Family Foundation, of which Mr. Bell and his wife serve as co-trustees, and 12,000 shares subject to pledge. Mr. Bell shares voting and investment power with respect to the 17,955 shares held by the Bell Family Foundation.

(6)	Includes 1,717 shares as to which Ms. Giornelli shares voting and investment power. Includes 49,090 shares held by Ms. Giornelli as custodian for her children. Does not include 4,092 shares held by the Estate of Lillian W. Cousins, for which Ms. Giornelli is executrix and as to which Ms. Giornelli disclaims beneficial ownership.

(7)	Includes 5,000 shares owned by Mr. Glover’s wife, as to which Mrs. Glover has sole voting power.

(8)	Includes 164,710 shares owned by the Knox Foundation, of which Mr. Knox is a trustee and chairman, and 8,000 shares owned by Mr. Knox’s sister-in-law. Mr. Knox shares voting and investment power with respect to the 172,710 shares held by the Knox Foundation and Mr. Knox’s sister-in-law. Mr. Knox disclaims beneficial ownership of these 172,710 shares.

(9)	Includes 32,834 shares owned jointly with Mr. Murphy’s wife, as to which voting and investment power are shared.

(10)	Does not include 1,875 shares held by the Estate of John F. Beard, for which Mr. Payne’s wife is executrix and as to which Mr. Payne disclaims beneficial ownership.

(11)	Includes 230,716 shares as to which Directors and executive officers share voting and investment power with others. Does not include 5,967 shares owned by spouses and other affiliates of Directors and executive officers, as to which they disclaim beneficial ownership.

(12)	Includes 624,011 shares as to which Mr. Cousins shares voting and investment power. Does not include 699,721 shares owned by Mr. Cousins’ wife, as to which he disclaims beneficial ownership. The address for Mr. Cousins is 3445 Peachtree Road, N.E., Suite 175, Atlanta, Georgia 30326.

(13)	According to a Schedule 13G/A filed with the SEC on February 13, 2008, Davis Selected Advisers, L.P. (“Davis”), an investment adviser, has sole voting power with respect to 1,485,146 shares of our common stock and sole dispositive power with respect to 3,477,757 shares of our common stock. According to the Schedule 13G/A, Davis beneficially owned 6.71% of our common stock as of December 31, 2007. The business address of Davis is 2949 East Elvira Road, Suite 101, Tucson, Arizona 85706.

(14)	Reflects shares owned by CF Foundation Incorporated, 3445 Peachtree Road, N.E., Suite 175, Atlanta, Georgia 30326.

(15)	According to a Schedule 13G filed with the SEC on February 5, 2008, Barclays Global Investors N.A. Affiliated Group (“Barclays”), which consists of three banking companies and five investment adviser companies, has sole voting power with respect to 2,649,240 shares of our common stock and sole dispositive power with respect to 2,884,983 shares of our common stock. According to the Schedule 13G, Barclays beneficially owned 5.56% of our common stock as of December 31, 2007. The business address of Barclays is 45 Fremont Street, San Francisco, California 94105.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

Compensation Objectives

The Compensation, Succession, Nominating and Governance Committee of our Board of Directors (the “Compensation Committee”) is responsible for establishing the underlying policies and principles of our compensation program, as well as determining the compensation of our executive officers, including our Named Executive Officers (or “NEOs”) that is detailed in the tables that follow. In assessing the compensation of our executives, including our NEOs, we consider strategies intended to appeal to talented executives, both new hires and our existing team, in a competitive and dynamic real estate marketplace. While keeping in mind our accountability to our stockholders, we aim to reward executives commensurate with corporate, business unit and individual performance in a variety of circumstances.

The success of our business plan depends significantly on the performance of the executives responsible for its execution. Our strategy differs from the strategy of most real estate investment trusts (or “REITs”). Rather than growing by acquisitions and focusing on portfolio management, we create value through the development of real estate. In order to accomplish this goal through market cycles, we have created an organization that has the capacity to develop multiple product types in several geographic markets. Our ability to execute development and investment management, to mitigate associated risk and to plan for succession requires us to attract and retain executive talent across all of the development disciplines.

Our goal is to perform in the top quartile of the real estate industry through the real estate cycle. In order to perform at that level, one principle of our compensation program is to position our NEOs’ cash and equity-based compensation to be within a range of the average compensation paid by the 50th to the 75th percentile of certain relevant labor markets (described below under “Peer Group Analysis”) for similarly situated positions. Providing compensation levels within this range allows us to be competitive in finding and retaining the top talent we need to continue to perform at high levels. Another principle of our compensation strategy is to provide a meaningful portion of total compensation via equity-based awards.

All of our employees, including our NEOs, are employed “at-will.” Other than a 401(k)/profit sharing plan, we do not have a pension plan or deferred compensation program for any of our employees, including our NEOs. Rather, we focus on providing current cash compensation and long-term equity-based awards in amounts necessary to retain our NEOs and to allow them to provide for their own retirement. However, we have typically made annual discretionary contributions to our 401(k)/profit sharing plan for the benefit of all employees meeting certain service requirements. In addition, in 2007 we entered into Change in Control Severance Agreements with certain key employees, including our NEOs. These agreements are discussed below under “Severance Policy, Retirement and Change in Control Agreements.”

Compensation Review Process

Peer Group Analysis

The Compensation Committee begins its evaluation of NEO compensation by reviewing available competitive data. For 2007 compensation, the Compensation Committee engaged Towers Perrin to compile data from two sources: (1) companies from the 2006 National Association of Real Estate Investment Trusts (“NAREIT”) survey with a total market capitalization of $1-3 billion and (2) a “custom cut” peer group of 10 companies with similar business activities, strategies, and asset classes.

The 25 companies in the NAREIT survey with $1-3 billion market capitalization were:

• CNL Income Corp	• Glimcher Realty Trust	• Omega Healthcare Investors
• CNL Retirement Corporation	• Highland Hospitality Corporation	• Parkway Properties
• Capital Lease Funding	• Hines	• Post Properties
• CNL Hospitality Corp.	• Innkeepers	• Realty Income Corporation
• Digital Realty Trust, LP	• LaSalle Hotel Properties	• Spirit Finance Corporation
• EastGroup Properties,Inc.	• Lexington Corporate Properties Trust	• Strategic Hotels and Resorts, Inc.
• Entertainment Properties Trust	• Mid-America Apartment Communities	• Tanger Properties, LP
• Franklin Street Properties Corp	• National Retail Properties	• Thornburg Mortgage
• Washington Real Estate Investment Trust

The 10 companies in the “custom cut” peer group were:

• Boston Properties	• Duke Realty Corporation	• Macerich Company
• Colonial Properties Trust	• Forest City Enterprises	• Post Properties
• Crescent Real Estate Equities	• Kimco Realty Corporation	• Regency Centers Corporation
• Developers Diversified Realty

The NAREIT survey provided data from all REITs with a comparable market capitalization regardless of their business strategy or asset class. Most of the REITs in this category are not diversified, nor do they have a business strategy focused on development. These REITs buy assets and tend to hold them for long periods of time. In order to find REITs that better matched our business strategy, we developed our custom cut peer group of companies which had larger market capitalizations, but that we considered to be our competitors for business projects as well as for talent. By reviewing both of the data sets, the Compensation Committee was able to set NEO compensation within the acceptable ranges. Variances, if any, to the comparable ranges were based upon the NEO’s tenure in the current position.

Role of Management

In making decisions regarding executive officer compensation, the Compensation Committee considers recommendations from our CEO with respect to each of the other executive officers. These recommendations are based upon the CEO’s analysis of each executive officer’s performance and contributions. However, the Compensation Committee retains the right to act in its sole and absolute discretion.

Components of Compensation

As provided in the Summary Compensation Table for 2007 below, compensation for our NEOs in 2007 incorporated four primary components: a base salary, annual incentive cash award, long-term equity incentive (or “LTI”) award and certain benefits and perquisites.

Base Salary

The Compensation Committee at its December 11, 2006 meeting determined the 2007 base salaries for our NEOs. We view base salary as the foundation of our compensation program. We make base salary decisions based on the individual’s scope of responsibilities, experience, qualifications, individual performance and contributions to the Company. We established base salaries for 2007 after an analysis of data from the peer groups discussed previously. In particular, with respect to Mr. Bell, the Compensation Committee increased his base salary for 2007 by $85,000, or 15%, to reflect a market adjustment and to acknowledge his exceptional performance in 2006. The base salaries of our NEOs for 2006 and 2007 were as follows:

	2006	2007
NEO	Base Salary	Base Salary

Thomas D. Bell, Jr.	$565,000	$650,000
Daniel M. DuPree	$375,000	$375,000
James A. Fleming	$300,000	$320,000
Larry L. Gellerstedt III	$326,000	$340,000
Joel T. Murphy	$340,000	$340,000

Annual Incentive Cash Award Opportunity

Our NEOs have an opportunity to earn an annual incentive cash award. This award is designed to reward annual corporate performance and business unit performance, as well as to encourage and reward individual achievement during the year. The target incentive cash award typically ranges from approximately 90% to 125% of the NEO’s base salary amount, with our most senior NEOs at the higher end of this range. The Compensation Committee established the 2007 target incentive cash award opportunity for each NEO. The annual incentive cash award opportunity, the targeted amount of the award and the performance goals set by the Compensation Committee (discussed below) are communicated to the NEOs each year. The determination of the actual incentive cash award paid to an executive officer is not entirely formulaic. The Compensation Committee, in exercising its discretion, considers all facts and circumstances when evaluating an individual executive’s performance, including changing market conditions and broad corporate strategic initiatives, along with overall responsibilities and contributions.

2007 Annual Incentive Cash Award

In evaluating 2007 performance to make determinations regarding annual incentive cash awards for our NEOs, the Compensation Committee considered certain performance goals for each of our NEOs’ respective business units (i.e., the Corporate Group, the Retail Division and the Office/Multi-Family Division) for the year. The Compensation Committee established the 2007 goals at its February 19, 2007 meeting after a review of our annual business plan and budget for the year. The Compensation Committee assigned each goal for each business unit a weight of relative importance. The Compensation Committee considered these goals to be aggressive and that, if met, the Company and the applicable business units would have had a good year. The following were the annual incentive cash award performance goals for 2007:

1. Development Starts and Investments.  As a development-oriented REIT, a key goal for all of our business units is new development starts and investments. Each of our Division’s 2007 development starts and investments goal took into account its development capacity, its development pipeline and the status of the real estate cycle for its market. In addition, the Corporate Group had a goal based upon overall new development starts and investments across all Divisions.

2. Funds From Operations.  The Compensation Committee established a “Funds From Operations” (or “FFO”)1 goal for the Corporation that applied to each business unit. We believe that FFO is an appropriate measure of corporate performance when it is properly adjusted for activities related to our development and capital recycling strategies.

3. Percentage Leased.  Another 2007 goal that generally applied to each of our business units was the percentage of space leased in its rental portfolio. We believe one of our core competencies is to develop and lease property. Therefore, we expect each project to achieve near capacity occupancy after a pro forma lease-up period following completion of construction or acquisition. Leasing targets for 2007 also took into account overall market conditions. The Corporate Group’s 2007 goals included leasing percentages for the Retail and Office/Multi-Family Divisions.

1 For the definition of FFO, please see our Annual Report on Form 10-K for the year ended December 31, 2007 available at www.sec.gov or on the Investor Relations page of our Web site at www.cousinsproperties.com.

4. Cost Controls.  Each Division and the Corporate Group had a goal to control costs in their respective business units in 2007. The Compensation Committee established these goals based on the amount of approved overhead set forth in each business unit’s strategic plan for 2007, before allocation or capitalization of expenses to projects.

5. Profits From Lot and Tract Sales.  The Compensation Committee established goals for 2007 regarding profits from lot and tract sales for our Land and Industrial Divisions and the Corporate Group.

The Compensation Committee, at its December 6, 2007 meeting, evaluated performance against these goals as follows:

•	Messrs. Bell, DuPree and Fleming are members of the Corporate Group. For 2007, the Compensation Committee considered that the Corporate Group achieved some of its performance goals for the year, including, in particular, that: (i) it successfully stewarded $356 million of new development starts and investments throughout all Divisions, (ii) occupancy across the Office/Multi-Family Division and the Retail Division portfolios were at or in excess of their respective goals and (iii) it substantially met its cost control goal. In addition, notwithstanding the turmoil in the credit markets during 2007, the Corporate Group also completed the successful restructuring of our corporate credit facility, increasing the amount available from $400 to $500 million and adding a $100 million bank term loan, lowering the interest rate spreads and relaxing certain financial covenants, and also obtained non-recourse project financing for San Jose Market Center, the American Cancer Society Center and Terminus 100. The Corporate Group also closed a joint venture with an equity partner for Terminus 200 and a non-recourse construction loan for the development. The restructuring of our credit facility, the project financings and the Terminus 200 joint venture have put us in a solid financial position for the near term. However, the Corporate Group did not achieve either its profits from lot and tract sales or its FFO goal.

•	Mr. Murphy is President of our Retail Division. For 2007, the Compensation Committee considered that the Retail Division achieved certain of its goals, including, in particular, that (i) its portfolio was leased at its goal and (ii) its expenses were less than its cost control goal. However, the Retail Division did not achieve either its FFO goal or its development starts and investments goal, due in part to delays in the approval and construction of the new interstate interchange at the Avenue Ridgewalk in suburban Atlanta, Georgia.

•	Mr. Gellerstedt is President of our Office/Multi-Family Division. The Compensation Committee considered that the Office/Multi-Family Division had achieved or exceeded most of its goals, including, in particular, that (i) it exceeded its investment and development starts goal, highlighted by the start of construction of Terminus 200 and 10 Terminus and the initiation of the Palisades West project in Austin, Texas, (ii) its expenses were less than its cost control goal and (iii) it exceeded its leasing goals, in particular, signing key leases at Terminus 100, One Georgia Center and 191 Peachtree. The Office/Multi-Family Division did not achieve its FFO goal, like the Corporate Group and the Retail Division, but the Compensation Committee thought this shortfall was more than mitigated by the outstanding performance against the other Division goals.

The Compensation Committee believed that the 2007 performance goals, and the weighting of each for the 2007 annual incentive cash awards, were aggressive and appropriate given our business strategy and historic performance. In addition to business unit performance against the established goals, the Compensation Committee considered each NEO’s 2007 individual performance and contributions to the Company during the year. However, individual performance did not result in any adjustment to the actual award for any of our NEOs. Based on these considerations and the performance against goals discussed above, each of our NEOs earned annual incentive cash awards for 2007 as follows:

Name	Target	Actual

Thomas D. Bell, Jr.	$812,500	$690,625
Daniel M. DuPree	$412,500	$350,625
James A. Fleming	$288,000	$244,800
Larry L. Gellerstedt III	$306,000	$376,380
Joel T. Murphy	$306,000	$229,500

2008 Annual Incentive Cash Awards

At a meeting of the Compensation Committee held on December 6, 2007, the committee established the 2008 target annual incentive cash awards for our NEOs as follows (established as a percentage of base salary and expressed below as a dollar amount):

Name	Target

Thomas D. Bell, Jr.	$812,500
Daniel M. DuPree	$460,000
James A. Fleming	$288,000
Larry L. Gellerstedt III	$332,500
Joel T. Murphy	$332,500

The Compensation Committee established the goals for 2008 incentive cash awards at a meeting held on February 18, 2008. The 2008 goals for each business unit were comprised of (1) Development Starts and Investments, (2) FFO, (3) Percentage Leased and/or (4) Profits From Lot and Tract Sales. The Committee weighted these goals to emphasize Percentage Leased across our portfolio and FFO. The Development Starts and Investments goal was given a relatively smaller weighting than in previous years given the current status of the real estate cycle for each of our business units. The Compensation Committee eliminated cost control as a goal for 2008, as recommended by management, instead believing that the FFO goal would appropriately motivate management to control costs. The Compensation Committee considers these goals to be aggressive and that, if met, the Company and the applicable business units would have had a good year.

Long-Term Incentive Awards

Our LTI program is intended to provide an incentive to our executives for the creation of value and the corresponding growth of our stock price over time. The ultimate goal of equity-based compensation is to encourage executives to act as equity owners. We believe equity-based compensation plays an essential role in retaining and motivating our NEOs by providing incentives that are linked to our long-term success and increasing stockholder value. The Compensation Committee grants stock options, stock appreciation rights (“SARs”), restricted stock and restricted stock units under our LTI program.

Stock Options And Stock Appreciation Rights

We believe a significant portion of equity-based compensation should be in the form of stock options or SARs, which reward stock price growth in a more substantial way than full value stock awards, such as restricted stock and restricted stock units (or “RSUs”). We believe stock options and SARs provide a significant link between the executive and our goal of maximizing stockholder value, as the award will have value only if the market value of our stock increases above the exercise price. Typically, we allocate LTI awards 60% to full value awards and 40% to stock options and SARs.

Stock options and SARs (i) are issued with an exercise price equal to the closing market price on the grant date, (ii) vest ratably over the four-year period beginning on the grant date and (iii) expire 10 years from the grant date. The vesting requirement creates an incentive for an executive to remain employed with the Company. Stock options and SARs do not include dividend equivalents or any reload grant features, but they are adjusted as a result of special dividends. Stock options and SARs are valued using the Black-Scholes method for purposes of determining the number of options or SARs granted to a particular NEO and the contribution of the grant to his total compensation figure.

For 2007, we granted both “non-qualified options” and “incentive stock options” (or “ISOs”). In some cases, ISOs can provide a recipient with preferential tax treatment if, among other conditions, the stock received upon exercise is held for at least one year. For 2007, we granted ISOs to all recipients of option grants, including NEOs, to the maximum extent possible.

Restricted Stock and Restricted Stock Units

In 2007, the Compensation Committee awarded full value equity awards to our NEOs as part of our LTI program. Full value equity awards, such as restricted stock and RSUs, do not reward stock price growth to the same extent as stock options and SARs. Nevertheless, we believe that full value awards are an effective compensation tool because the current value of the award is more visible to the executive, creates an interest that encourages executives to think and act like stockholders and serves as a competitive retention vehicle because the awards vest over four years.

An RSU is a bookkeeping unit that is essentially the economic equivalent of a share of restricted stock, the difference being that upon vesting the RSU is settled in cash. RSUs generally are valued at the corresponding stock price on the grant date and generally vest ratably over a four-year period following the grant. Upon vesting, each RSU pays a cash amount equal to the closing price of our common stock on the vesting date. Also, holders of restricted stock and RSUs generally receive all regular and special cash dividends declared, or dividend equivalents in the case of RSUs, with respect to our common stock. However, performance-conditioned RSUs are treated differently (see footnote 6 to the Summary Compensation Table for 2007 below).

We periodically issue RSUs as part or all of the full value component of LTI because our ability to issue grants that settle in stock is limited. Specifically, in 2005, the Compensation Committee made a commitment to our stockholders that until the end of 2007 we would not grant to employees an aggregate number of shares subject to options or other awards settled in stock greater than 2% per year, on average over the period, of the number of shares of common stock that the Compensation Committee reasonably believes will be outstanding at the end of each year. For periods prior to 2008, for purposes of calculating the number of shares awarded in one year, each stock option counts as one share of common stock and each share of restricted stock counts as four shares of common stock. The RSUs that we granted in 2005 and 2006 are settled in cash rather than in shares of common stock and, as a result, they were not included in calculating the overall annual 2% equity award limit. For 2007, we issued restricted stock to our NEOs and remained within the 2% commitment for the applicable period. Therefore, we did not grant any RSUs to our NEOs in 2007.

2007 LTI Targets

The Compensation Committee, at its April 12, 2007 meeting, established the target 2007 LTI awards for our NEOs. These LTI targets were determined after an analysis of the peer group data previously discussed. The 2007 target awards were expressed as a dollar amount, rather than a number of shares or options which had been the practice since 2003. The Compensation Committee determined it was more appropriate to use a dollar amount as a target, rather than a number of shares or options, so as to neutralize the impact of stock price volatility and permit our equity-based compensation to be budgeted with greater accuracy. The Compensation Committee views LTI as an essential component of annual compensation of our NEOs and, as a result, the committee does not consider prior grants when making current year determinations. The 2007 LTI targets for our NEOs were:

Name	Target

Thomas D. Bell, Jr.	$1,350,000
Daniel M. DuPree	$800,000
James A. Fleming	$325,000
Larry L. Gellerstedt III	$425,000
Joel T. Murphy	$425,000

2007 LTI Performance Goals

In 2006, the Compensation Committee established the following three factors to evaluate performance for purposes of making LTI awards: (1) “total stockholder return” over various time periods, both on an absolute basis and relative to the Morgan Stanley REIT index, (2) development starts and investments over time and (3) “value creation” over time. In 2007, the Compensation Committee reviewed these LTI performance factors and determined that each was still appropriate for purposes of evaluating 2007 LTI grants. The Compensation Committee may review the goals again in 2008 if it believes it is warranted. Our LTI performance factors are neither absolute targets nor are they applied in a formulaic manner. Rather, performance is evaluated across the three factors and over time. The Compensation Committee believes that the LTI performance factors are aggressive and appropriate given our business strategy and historic performance. The Compensation Committee, at its December 6, 2007 meeting, evaluated performance in 2007 against these factors as follows:

1. Total Stockholder Return.  Performance of our common stock was considered on both an absolute basis, as well as relative to the Morgan Stanley REIT index. To encourage management to focus on long-term strategy, the Compensation Committee considered performance over 1, 3, 5, 7 and 10-year intervals. Our stock price fell significantly in 2007 and “total stockholder return” on an absolute basis was uniformly below both our targets and against the Morgan Stanley REIT index.

2. Development Starts and Investments.  Our development starts and investments were reviewed for 2007 and for the 5-year period ended December 31, 2007. For 2007, the Compensation Committee considered that we had development starts and investments of approximately $356 million. For the 5-year period, the Compensation Committee considered that we had aggregate development starts and investments of approximately $1.755 billion. The level of development starts and investments for the 5-year period ending December 31, 2007 set records for us and for both the 5-year and for 12-month significantly exceeded the applicable long-term target amounts.

3. Value Creation.  Our “value creation” was evaluated for 2007 and over the 5-year period ended December 31, 2007. “Value creation” is the amount we realize upon the sale or other disposition of an asset, or the value given the asset upon its contribution to certain joint ventures, compared to our investment in the asset, without any adjustment for depreciation. We believe value creation is a core measure of our performance and is an essential component when evaluating management performance. During 2007, we only sold one asset, 3301 Windy Ridge Parkway, and realized value creation of 19%, or $2.494 million. Nevertheless, the Compensation Committee also considered that over the 5-year period ended December 31, 2007 we had an average of 39% overall value creation, totaling over $574 million.

Based on the foregoing, for 2007 the Compensation Committee granted LTI awards to our NEOs at 70% of the amount targeted for each NEO based on our average stock price over a 30-day period ending on November 30, 2007. The Compensation Committee determined that our high level of development starts and investments, combined with our value creation over the last real estate cycle, mitigated, but did not eliminate, the unfavorable total stockholder return performance relative to the applicable standards and indices. The Compensation Committee weighted the 2007 grants more heavily to options, making option grants at 100% of target and awarding full value awards, restricted stock to our NEOs, at 50% of target (with the resulting aggregate LTI value being 70% of target). The Compensation Committee determined to alter the weighting between full value and option awards because it felt that options would provide further incentive for management to increase total shareholder return. The grants to each NEO are set forth in the Grants of Plan Based Awards in 2007 and the Outstanding Equity Awards at 2007 Fiscal Year End tables below.

2008 LTI Targets

At a meeting held on February 18, 2008, the Compensation Committee established 2008 LTI targets for each of our NEOs as follows:

Name	Target

Thomas D. Bell, Jr.	$1,350,000
Daniel M. DuPree	$800,000
James A. Fleming	$325,000
Larry L. Gellerstedt III	$425,000
Joel T. Murphy	$425,000

LTI Grant Practices

For at least the past 10 years, we have granted LTI awards to “key employees” (as defined in the 1999 Incentive Stock Plan) at a regularly scheduled meeting of the Compensation Committee in November or December of each year, in anticipation of our fiscal year ending December 31 and at the same time as annual incentive cash awards are evaluated. We generally do not grant options to newly-hired employees. We do not have any program, plan or practice that coordinates the grant of equity awards with the release of material information.

Benefits and Perquisites

To remain competitive in the market, we provide certain benefits and perquisites to our NEOs. These include health, life and disability insurance premiums paid by us on behalf of our NEOs, certain club membership dues and contributions to our 401(k)/profit sharing plan. In addition, our CEO is permitted to use the Company aircraft for personal use, the cost of which is borne by us. We have also paid the travel expenses of our CEO, including the cost of using the Company aircraft, to attend meetings related to his service on boards of other companies. The Compensation Committee has reviewed the benefits and perquisites provided to our NEOs in 2007 and determined that they are appropriate. Additional information on the aggregate incremental cost to us of providing these benefits and perquisites to our NEOs in 2007 is shown in the Summary Compensation Table for 2007 below.

Stock Ownership Guidelines and Insider Trading Policy

Our Corporate Governance Guidelines include stock ownership guidelines for our executive officers. Generally, these guidelines require the executive officers to maintain ownership of our stock with a value equal to the following multiple of his or her base salary:

Title	Multiple

CEO	4x
Vice Chairman	3x
Division President and Executive Vice President	2x
Other executive officer	1x

The guidelines are consistent with our belief that our executive officers’ interests should be aligned with those of our stockholders and our expectation that executive officers maintain a significant level of investment in our Company. The following count toward the executive officer stock ownership requirements:

•	shares purchased on the open market;

•	shares owned outright by the officer, or by members of his or her immediate family residing in the same household, whether held individually or jointly;

•	restricted stock and RSUs received pursuant to our LTI plans, whether or not vested; and

•	shares held in trust for the benefit of the officer or his or her immediate family, or by a family limited partnership or other similar arrangement.

Existing executives have five years from the adoption of the guidelines in 2006 to accumulate the required shares. New executives are allowed five years from the date of election, promotion to executive officer, or commencement of employment as an executive officer to accumulate the required shares. The Chairman of the Compensation Committee may approve exceptions to the guidelines from time to time as he or she deems appropriate.

Our insider trading policy does not permit trading in our securities on a short-term basis, purchases of our stock on margin, short sales or trading puts or calls with respect to our stock.

Severance Policy, Retirement and Change in Control Agreements

We provide severance benefits to all employees, including our NEOs, following termination of employment by us other than for “cause.” In general, the severance benefit payable is an amount equal to the employee’s weekly pay times the sum of the number of his or her full years of service plus four.

Our 1999 Incentive Stock Plan and our 2005 Restricted Stock Unit Plan generally provide for accelerated vesting of awards upon a “change in control.” However, under our 1999 Incentive Stock Plan, if the plan is continued or assumed after the change in control, accelerated vesting occurs only in the event a participant’s employment is terminated for any reason (including voluntary resignation) during the 2-year period following the change in control. Our NEOs participate in the 1999 Incentive Stock Plan and 2005 Restricted Stock Unit Plan on the same terms as our other key employees. The Compensation Committee believes that the accelerated vesting of outstanding equity awards following a change in control is a customary and reasonable component of an equity incentive program.

In general, an employee will forfeit any unvested LTI grants upon termination of employment for any reason other than following a change in control. However, stock options and RSUs (excluding performance conditioned RSUs) vest upon retirement of the employee if the employee is at least 60 years of age and the sum of the employee’s whole years of age plus whole years of service equals at least 65 (collectively, the “Rule of 65”). The Rule of 65 does not apply to restricted stock awards. The Compensation Committee adopted the Rule of 65 to provide a further incentive for long-term employment, as well as to recognize that options and RSUs are part of annual compensation and if an employee retired after satisfying certain age and service requirements then he or she should get the benefit of outstanding options and RSUs. The Compensation Committee did not adopt the Rule of 65 for restricted stock grants because it would result in adverse tax consequences to the recipient.

In addition, each of our NEOs is a party to a Change in Control Severance Agreement (the “Severance Agreement”), which provides the NEOs with an additional severance benefit in the event that his employment is terminated under certain circumstances following a “change in control.” The Compensation Committee approved the Severance Agreements at its meeting on August 13, 2007 meeting. The committee received input from Towers Perrin regarding the competiveness of the benefits provided to each NEO under the Severance Agreements. The Compensation Committee believes that the cash severance and other benefits provided to each NEO pursuant to his Severance Agreement is a customary and reasonable component of a plan to keep our NEOs focused on the interests of the stockholders in the event of a potential strategic transaction. The amount of the estimated payments to each NEO assuming retirement, severance or a change in control and a qualifying termination of employment as of December 31, 2007 are set forth in Potential Payments Upon Termination, Retirement or Change in Control table below.

Tax Implications of Executive Compensation

Our aggregate deductions for compensation paid to certain executive officers during 2007 was limited by Section 162(m) of the Internal Revenue Code of 1986 (the “Code”), primarily because our compensation elements generally are not considered “paid under a predetermined objective performance plan” meeting certain requirements, and, in addition, did not meet other exceptions that would permit a deduction. The exception to this treatment is compensation resulting from the exercise of stock options, which qualify for a deduction. While we are mindful of the impact of the deduction limitation, we feel that the compensation was structured in an appropriate manner. In light of our current pay levels and practices applicable to NEOs, the tax deduction limitation of Section 162(m) does not, in the aggregate, have a material impact on our financial results.

Committee Report on Compensation

The Compensation, Succession, Nominating and Governance Committee is responsible for, among other things, setting and administering the policies that govern executive compensation, establishing the performance goals on which the compensation plans are based and setting the overall compensation principals that guide the committee’s decision-making. The Compensation, Succession, Nominating and Governance Committee has reviewed the Compensation Discussion and Analysis and discussed it with management. Based on the review and the discussions with management, the Compensation, Succession, Nominating and Governance Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the 2008 proxy statement for filing with the Securities and Exchange Commission.

COMPENSATION, SUCCESSION, NOMINATING
AND GOVERNANCE COMMITTEE

William Porter Payne, Chairman
Erskine B. Bowles
James D. Edwards
James H. Hance, Jr.
William B. Harrison, Jr.

The foregoing report should not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or Securities Exchange Act of 1934 (the “Acts”), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed filed under the Acts.

Summary Compensation Table for 2007

The following table sets forth information concerning total compensation for our NEOs for 2007 and 2006.

							Non-Equity
			Stock		Option		Incentive Plan	All Other
			Awards		Awards		Compensation	Compensation
Name and Principal Position	Year	Salary	(1)		(2)		(3)	(4)	Total

Thomas D. Bell, Jr.	2007	$650,000	$936,395		$472,585		$690,625	$255,576	$3,005,181
Chairman of the Board and Chief Executive Officer	2006	$565,000	$687,605		$570,447		$800,000	$111,277	$2,734,329
Daniel M. DuPree	2007	$375,000	$84,586	(5)	$271,956	(5)	$350,625	$48,820	$1,130,987
President and Chief Operating Officer	2006	$375,000	$1,007,215	(5)	$770,369	(5)	$420,000	$23,320	$2,595,904
James A. Fleming	2007	$320,000	$119,992		$72,717		$244,800	$22,950	$780,459
Executive Vice President and Chief Financial Officer	2006	$300,000	$92,307		$67,243		$273,000	$22,450	$755,000
Larry L. Gellerstedt III	2007	$331,502	$315,717	(6)	$70,957		$376,380	$23,190	$1,117,746
Senior Vice President and President of the Office/ Multi-Family Division	2006	$326,000	$577,498	(6)	$34,782		$232,520	$22,690	$1,193,490
Joel T. Murphy	2007	$340,000	$482,466	(6)	$124,178		$229,500	$22,950	$1,199,094
Senior Vice President and President of the Retail Division	2006	$340,000	$841,126	(6)	$146,743		$317,900	$22,450	$1,668,219

(1)	These amounts represent the dollar amount recognized for financial reporting purposes for the applicable year in accordance with FAS 123(R), except that any estimate of forfeitures related to service-based vesting conditions is disregarded, in accordance with SEC regulations. Please refer to Note 6 to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007 for a complete description of the FAS 123(R) valuation. These amounts include expense for restricted stock and RSUs. The characteristics of restricted stock and RSUs are described in “Components of Compensation” above.

(2)	These amounts represent the dollar amount recognized for financial reporting purposes for the applicable year in accordance with FAS 123(R), except that any estimate of forfeitures related to service-based vesting conditions is disregarded, in accordance with SEC regulations. Please refer to Note 6 to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007 for a complete description of the FAS 123(R) valuation. These amounts include expense for stock options only.

(3)	These amounts reflect the actual annual cash incentive award paid to the NEO, as determined by the Compensation Committee. The target annual incentive amounts for 2007 are reported in the Grants of Plan-Based Awards in 2007 table below.

(4)	The components of All Other Compensation for 2007 are as follows:

	Profit Sharing Plan	Life Insurance
Name	Contribution	Premiums	Perquisites

Thomas D. Bell, Jr.	$22,500	$1,290	$231,786
Daniel M. DuPree	$22,500	$1,320	$25,000
James A. Fleming	$22,500	$450	—
Larry L. Gellerstedt III	$22,500	$690	—
Joel T. Murphy	$22,500	$450	—

We maintain a Profit Sharing Plan for the benefit of all eligible employees. The annual contribution is determined by the Compensation Committee and is allocated among eligible participants. During the first three years of a participant’s employment, contributions vest ratably each year. After a participant has three years of service, all contributions are fully vested. Vested benefits are generally paid to participants upon retirement, but may be paid earlier in certain circumstances, such as death, disability or termination of employment.

For Mr. Bell, perquisites include $135,477 for the aggregate incremental cost of his personal use of the Company aircraft. We calculate the aggregate incremental cost for personal use of the aircraft by taking total variable costs, which include parts, repairs, maintenance and fuel, and dividing by total yearly engine hours to establish a per-hour rate. This rate is then multiplied by flight hours for personal flights. In addition, perquisites include $46,309 for the aggregate incremental cost associated with repositioning the aircraft in connection with Mr. Bell’s personal use of the aircraft. The table does not include $5,733 for the aggregate incremental cost of his use of the Company aircraft to attend meetings of the board of directors of other companies on which he serves. Perquisites also include a $50,000 discount on the purchase of a lot at one of our residential developments.

For Mr. DuPree, perquisites include a $25,000 discount on the purchase of a lot at one of our residential developments.

We did not provide perquisites to the other NEOs that are above the reporting threshold.

(5)	In 2006, the Compensation Committee modified the vesting provisions in all outstanding unvested stock options and RSU grants (other than performance-conditioned RSUs). Under the modified vesting provisions, all unvested stock option and RSU grants will be deemed to be vested if the grant recipient retires on or after the date (i) the recipient attains the age of 60 and (ii) the recipient’s age (in whole years) plus whole years of service is equal to at least 65, which we call the “Rule of 65.” If Mr. DuPree had retired in 2006, he would have met the guidelines of the Rule of 65. FAS 123(R) requires that expense be recognized in the current period to reflect the fact that Mr. DuPree would meet the rule if he did retire, although he has not done so. Therefore, 2006 reflected accelerated expense to capture all previously granted stock options and RSUs which were unvested prior to the adoption of the Rule of 65. The 2007 expense reflects a reversal of $240,346 for RSUs expensed in 2006, as the stock price decreased from 2006. The 2007 expense also includes $27,519 for dividends paid on unvested RSUs and $297,413 for current vesting in restricted stock, which is not accelerated as it does not fall under the provisions of the Rule of 65.

(6)	Messrs. Gellerstedt and Murphy were granted “performance conditioned” RSUs on February 20, 2006. The 2007 amounts reported for Messrs. Gellerstedt and Murphy include $233,733 of expense related to the performance-based RSU grant. These grants vest on the fifth anniversary of the grant date only if: (1) Mr. Murphy or Mr. Gellerstedt, as applicable, has been continuously employed at his current position or higher position over the five-year period ending on the fifth anniversary of the grant date; (2) our aggregate new development starts over the five-year period equal or exceed $1 billion; and (3) the average annual total stockholder return for the period equals or exceeds 10%. Payments of vested performance-conditioned RSUs will be made in a single payment in cash as soon as practicable after vesting. These grants are not entitled to payment of ordinary or extraordinary cash dividend equivalents. However, in accordance with the 2005 Restricted Stock Unit Plan, the Compensation Committee increased each performance-conditioned RSU grant by 9,866 units, as a result of the special dividend paid on December 1, 2006. These awards are valued using Black-Scholes, rather than the price on the grant date since they are not entitled to dividends and are subject to vesting conditions. Upon a change in control, the Compensation Committee will, in its discretion, either (1) adjust in an equitable manner the RSUs and the underlying performance conditions and the adjusted RSUs will remain outstanding, or (2) adjust the number of RSUs and the underlying performance conditions to reflect the portion of the original vesting period that has lapsed from the grant date to the change in control date and, if the adjusted performance conditions are met, vest the adjusted number of RSUs. The Rule of 65 does not apply to performance-conditioned RSUs.

Grants of Plan-Based Awards in 2007

The following table sets forth information with respect to grants of plan-based awards to each of our NEOs during 2007.

		Estimated	All Other	All Other
		Possible	Stock Awards:	Option Awards:		Grant Date
		Payouts Under	Number of	Number of	Exercise or	Fair Value of
		Non-Equity	Shares of	Securities	Base Price of	Stock and
		Incentive Plan	Stock or	Underlying	Option	Option
	Grant	Awards (1)	Units	Options	Awards	Awards
Name	Date	Target	(#)(2)	(#)(3)	($/Sh)(4)	(5)

Thomas D. Bell, Jr.	—	$812,500
	12/11/07		17,548			$404,306
	12/06/07			152,976	$24.27	$560,535
Daniel M. DuPree	—	$412,500
	12/11/07		10,400			$239,616
	12/06/07			90,652	$24.27	$332,167
James A. Fleming	—	$288,000
	12/11/07		4,224			$97,321
	12/06/07			36,828	$24.27	$134,945
Larry L. Gellerstedt III	—	$306,000
	12/11/07		5,524			$127,273
	12/06/07			48,160	$24.27	$176,468
Joel T. Murphy	—	$306,000
	12/11/07		5,524			$127,273
	12/06/07			48,160	$24.27	$176,468

(1)	These amounts reflect target annual incentive amounts for 2007 as set by the Compensation Committee. The actual amounts paid are reported in the non-equity incentive plan compensation column of the Summary Compensation Table for 2007 above.

(2)	These are restricted stock awards granted under our 1999 Incentive Stock Plan. These awards vest with respect to 25% of the restricted stock on each anniversary of the grant date until they are 100% vested, provided the NEO has been continuously employed by us through the applicable anniversary date.

(3)	These are stock option awards granted under our 1999 Incentive Stock Plan. The right to exercise the stock options accrues and becomes exercisable in equal increments on each annual anniversary of the grant date over four years (25% per year), provided the NEO remains continuously employed by us.

(4)	The exercise price for each stock option is the closing stock price on the date of grant.

(5)	The 2007 LTI grant amounts were determined by the Compensation Committee at the regularly scheduled December 6, 2007 meeting. The effective grant date of the stock option grant was the date of the meeting, December 6, 2007. The effective grant date of the restricted stock grant was December 11, 2007. The grant date fair value of the December 11, 2007 restricted stock awards is the number of restricted stock awarded multiplied by the grant date closing stock price of $23.04. The grant date fair value of the December 6, 2007 option awards is the number of options awarded multiplied by the value of the option as computed using the Black-Scholes option pricing model. The following assumptions were used to calculate the Black-Scholes value of $3.6642 per share for the December 6, 2007 option grant: risk-free interest rate — 3.55%, assumed dividend yield — 5.02%, assumed lives of option awards — 5.76 years, and assumed volatility — 24.7%.

Outstanding Equity Awards at 2007 Fiscal Year-End

The following table sets forth information with respect to all outstanding option and stock awards for each of our NEOs on December 31, 2007.

	Option Awards					Stock Awards
										Equity
								Equity		Incentive
								Incentive		Plan Awards:
	Number of	Number of					Market	Plan		Market or
	Securities	Securities				Number of	Value of	Awards:		Payout
	Underlying	Underlying				Shares or	Shares or	Number of		Value of
	Unexercised	Unexercised				Units of	Units of	Unearned		Unearned
	Options	Options	Option	Option	Option	Stock That	Stock That	Units That		Units That
	(#)	(#)	Exercise	Grant	Expiration	Have Not	Have Not	Have Not		Have Not
	Exercisable	Unexercisable	Price	Date	Date	Vested	Vested	Vested		Vested
Name	(1)	(1)	(1)	(2)	(2)	(#)	(3)	(#)		(4)

Thomas D. Bell, Jr.	8,654	—	$19.47	08/22/00	08/22/10
	643,191	—	$16.79	01/28/02	01/28/12
	72,125	—	$18.34	05/08/02	05/08/12
	274,902	—	$16.47	01/28/03	01/28/13
	148,766	—	$22.49	12/10/03	12/10/13
	123,186	41,063	$28.44	12/08/04	12/08/14
	54,876	54,879	$26.11	12/09/05	12/09/15
	41,250	123,750	$36.00	12/11/06	12/11/16
	—	152,976	$24.27	12/06/07	12/06/17
						66,474	$1,469,075
Daniel M. DuPree	80,578	—	$22.49	12/10/03	12/10/13
	66,329	22,112	$28.44	12/08/04	12/08/14
	29,662	29,664	$26.11	12/09/05	12/09/15
	19,227	57,681	$36.00	12/11/06	12/11/16
	—	90,652	$24.27	12/06/07	12/06/17
						32,986	$728,991
James A. Fleming	29,714	—	$16.44	11/19/02	11/19/12
	16,527	—	$22.49	12/10/03	12/10/13
	16,478	5,494	$28.44	12/08/04	12/08/14
	9,887	9,888	$26.11	12/09/05	12/09/15
	8,240	24,720	$36.00	12/11/06	12/11/16
	—	36,828	$24.27	12/06/07	12/06/17
						11,354	$250,923
Larry L. Gellerstedt III	9,268	9,270	$26.11	12/09/05	12/09/15
	10,987	32,961	$36.00	12/11/06	12/11/16
	—	48,160	$24.27	12/06/07	12/06/17
						13,143	$290,460	109,866	(1)(5)	$2,428,039
Joel T. Murphy	108,188	—	$15.80	12/14/99	12/14/09
	81,139	—	$19.32	12/28/00	12/28/10
	67,220	—	$16.93	11/13/01	11/13/11
	72,125	—	$16.44	11/19/02	11/19/12
	49,210	—	$22.49	12/10/03	12/10/13
	41,610	13,871	$28.44	12/08/04	12/08/14
	18,291	18,293	$26.11	12/09/05	12/09/15
	10,987	32,961	$36.00	12/11/06	12/11/16
	—	48,160	$24.27	12/06/07	12/06/17
						17,646	$389,977	109,866	(1)(5)	$2,428,039

(1)	In November 2006, we paid a special dividend of $3.40 per share to all common stockholders (the “2006 Special Dividend”). The record date for the 2006 Special Dividend was November 24, 2006. As provided for in our incentive stock plans and RSU plan, all outstanding options and unvested performance-conditioned RSUs that were awarded before November 24, 2006 were adjusted to account for the effect of the 2006 Special Dividend. The adjustment increased the number of outstanding options by approximately 9.9% and decreased the exercise price of the options by approximately 9.0%. The number of performance-conditioned RSUs was adjusted from the original target grant of 100,000 RSUs to 109,866 RSUs.

In November 2004, we paid a special dividend of $7.15 per share to all common stockholders (the “2004 Special Dividend”). The record date for the 2004 Special Dividend was November 8, 2004. As provided for in our incentive stock plans, all outstanding options that were awarded before November 18, 2004 were adjusted to account for the effect of the 2004 Special Dividend. The adjustment increased the number of outstanding options by approximately 22.2% and decreased the exercise price of the options by approximately 18.2%.

In September 2003, we paid a special dividend of $2.07 per share to all common stockholders (the “2003 Special Dividend”). The record date for the 2003 Special Dividend was September 15, 2003. As provided for in our incentive stock plans, all outstanding options that were awarded before September 15, 2003 were adjusted to account for the effect of the 2003 Special Dividend. The adjustment increased the number of outstanding options by approximately 7.4% and decreased the exercise price by approximately 6.9%.

The number of options and RSUs shown in the table has been revised to reflect the effect of the 2003 Special Dividend, the 2004 Special Dividend and the 2006 Special Dividend, as appropriate.

(2)	Each option grant has a 10-year term and vests pro rata over four years (25% each year) beginning on the first anniversary of the grant date.

(3)	Market value was calculated by multiplying the number of unvested restricted shares and unvested RSUs at year-end by our closing stock price on December 31, 2007 (i.e., $22.10).

(4)	Market value was calculated by multiplying the number of unvested performance conditioned RSUs at year end by our closing stock price on December 31, 2007 (i.e., $22.10).

(5)	Represents performance conditioned RSUs granted under our 2005 Restricted Stock Unit Plan (see footnote 6 to the Summary Compensation Table for 2007 above).

Option Exercises and Stock Vested in 2007

The following table sets forth information concerning the amounts realized upon the exercise of options and the vesting of stock, including RSUs, during 2007 by each of our NEOs.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	(1)	(#)(2)	(3)

Thomas D. Bell, Jr.	1,518	$8,091	29,525	$698,481
Daniel M. DuPree	—	—	14,671	$347,866
James A. Fleming	—	—	4,083	$96,549
Larry L. Gellerstedt III	—	—	2,849	$66,303
Joel T. Murphy	138,216	$3,094,714	8,446	$200,630

(1)	The value realized on exercise of options is calculated by subtracting the exercise price from the closing market price of the stock on the exercise date.

(2)	The number of shares acquired upon vesting includes the following:

	Shares of
Name	Restricted Stock	RSUs(A)

Thomas D. Bell, Jr.	18,225	11,300
Daniel M. DuPree	9,846	4,825
James A. Fleming	2,477	1,606
Larry L. Gellerstedt III	662	2,187
Joel T. Murphy	6,034	2,412

(A)	RSUs are paid in cash at vesting.

(3)	The value realized on vesting is calculated using the closing market price of the stock on the vesting date. The vesting date for all of the restricted stock was December 7, 2007, and the closing price on that date was $24.04. The vesting date for the RSUs was December 11, 2007, and the closing price on that date was $23.04.

Potential Payments Upon Termination, Retirement or Change in Control

We provide severance benefits to our NEOs as described in “Severance Policy, Retirement and Change in Control Agreements” above. In 2007, we entered into Severance Agreements with our NEOs. In the event that (1) a “change in control” occurs and (2) during the 2-year period thereafter, the NEO’s employment is terminated without “cause” (discussed below) or the NEO resigns for “good reason” (discussed below), then the NEO will be paid the amount described herein. The severance benefit is payable in a lump sum six months and one day after termination. For Mr. Bell, we have agreed to pay an amount equal to 2.99 times the sum of annual base salary plus the average of cash bonuses for the three years prior to the change-in-control. For Messrs. DuPree, Fleming, and Murphy, we have agreed to pay an amount equal to 2.00 times the sum of annual base salary plus the average of cash bonuses for the three years prior to the change-in-control. For Mr. Gellerstedt, we have agreed to pay an amount equal to 2.00 times the sum of annual base salary plus the average of cash bonuses for the two years prior to the change-in-control, as Mr. Gellerstedt was not eligible for bonuses in 2004 and 2005.

For purposes of determining the benefit, “annual base salary” is the NEO’s annual base salary in effect on the day before the NEO’s employment with the Company terminates in connection with the change in control. The “average bonus” is the sum of the annual bonuses that were paid by the Company to the NEO during the three years immediately prior to the date the NEO’s employment with the Company terminates in connection with the change in control, divided by the number of bonuses the NEO was eligible to receive during such period. The table below assumes a triggering event of December 31, 2007. The annual base salary is the salary in effect for 2007 and the average bonus is based on bonuses paid in 2004, 2005, and 2006 (unless otherwise noted). Neither the annual base salary nor the average bonus include the value of any stock option, restricted stock or RSU grants made to the NEO, or any dividends, or dividend equivalents, paid with respect thereto, in any calendar year, or any income realized by the NEO in any calendar year as a result of the exercise of any such stock options or the lapse of any restrictions on such restricted stock or RSUs.

The other terms and benefits of each Severance Agreement is substantially identical and are summarized as follows:

•	Health Benefits — The Severance Agreement provides that we will continue to provide the NEO with health benefits for two years, either under our plan, an outside plan or by reimbursing the premiums paid by the NEO for outside coverage.

•	Change in Control — The Severance Agreement defines a “change in control” using substantially the same definition as is provided for in the 1999 Incentive Stock Plan (attached to this proxy statement as Annex B) and in the 2005 Restricted Stock Unit Plan. Under the Severance Agreement, a “change in control” generally means that any one of the following events occurs:

•	The acquisition of a controlling interest that would be required to be disclosed in our proxy statement;

•	A person (or group) acquires, directly or indirectly, the beneficial ownership of 50% of our common stock (or the right to acquire it within 60 days);

•	A majority of the Board changes during a 2-year period (unless the new directors were elected by two-thirds of the Board members that were members on the first day of the 2-year period);

•	Stockholders approve (1) our dissolution or liquidation or (2) any sale or disposition of 50% or more of our assets or business; or

•	Stockholders approve a merger or consolidation or a share exchange where our historic stockholders do not own at least 50% of the surviving entity.

•	Cause — The Severance Agreement defines “cause” generally as any felony or any act of fraud, misappropriation, or embezzlement or any material act or omission involving malfeasance or gross negligence in the performance of the NEO’s duties to our material detriment.

•	Good Reason — The Severance Agreement defines “good reason” generally to mean:

•	a reduction in the NEO’s annual base salary or eligibility to receive any annual bonuses or other incentive compensation;

•	a significant reduction in the scope of the NEO’s duties, responsibilities, or authority or a change in the NEO’s reporting level by more than two levels (other than mere change of title consistent with organizational structure);

•	a transfer of the NEO’s primary work site more than 35 miles from the then current site; or

•	failure to continue to provide to the NEO health and welfare benefits, deferred compensation benefits, executive perquisites (other than the use of a Company airplane for personal purposes), stock options and restricted stock grants (or restricted stock unit grants) that are in the aggregate comparable in value to those provided immediately prior to the change in control.

•	Protective Covenant Agreement and Waiver and Release — In order to receive the benefits of the Severance Agreement, an NEO must enter into a “Protective Covenant Agreement” and a “Change In Control Severance Agreement Waiver and Release.” If the NEO declines to enter into either the Protective Covenant Agreement or the Change in Control Severance Agreement Waiver and Release then the NEO would forfeit his severance benefit.

•	The Protective Covenant Agreement generally provides that the NEO will protect certain of our interests in exchange for the payment. In particular, the Protective Covenant Agreements provides that the NEO will not, (1) for a period of one year, compete with our then existing projects, including the shadow pipeline, (2) for a period of two years, solicit any business from any of our customers, clients, tenants, buyers or sellers that he or she had contact with during the preceding three years while employed, and (3) for a period of two years, solicit any of our employees that he or she had personal contact with during his or her employment with us.

•	The Change in Control Severance Agreement Waiver and Release is a standard release that is required for all employees to receive any severance benefits from us and provides, in particular, that the NEO waives any and all claims against us and covenants not to sue or to disparage us.

•	Tax Protection — Each NEO is entitled to a gross-up payment to the extent the NEO is subject to an excise tax as a result of the payments or benefits provided under the Severance Agreement. However, if a reduction of the payments or benefits of up to 10% would eliminate the excise taxes then the NEO must waive such payments or benefits to that extent.

The following table shows the potential payments to the NEOs upon a termination of employment under various scenarios, assuming that the triggering event occurred on December 31, 2007. The table does not include a severance benefit payable generally to all salaried employees following termination of employment other than for cause, in an amount equal to the employee’s weekly pay times the sum of the number of his or her full years of service plus four. In addition, the table also does not include the value of equity awards that are already vested, as described in the compensation tables earlier in this proxy statement.

		Accelerated		Accelerated
		Vesting of	Accelerated	Vesting of	Health and
		Restricted	Vesting of	Stock	Welfare	280G Tax
Name	Cash(1)	Stock(2)	RSUs(3)	Options(4)	Benefits	Gross-Up(5)	Total

Thomas D. Bell, Jr.
• Voluntary resignation, termination without cause or termination for cause	—	—	—	—	—	—	—
• Involuntary or good reason termination following change in control	$4,056,433	$748,593	$720,482	—	$41,065	—	$5,566,573
• Death	—	$748,593	$720,482	—	—	—	$1,469,075
Daniel M. DuPree(6)
• Voluntary resignation, termination without cause or termination for cause	—	—	$304,295	—	—	—	$304,295
• Involuntary or good reason termination following change in control	$1,540,000	$424,696	$304,295	—	$30,406	—	$2,299,397
• Death	—	$424,696	$304,295	—	—	—	$728,991
James A. Fleming
• Voluntary resignation, termination without cause or termination for cause	—	—	—	—	—	—	—
• Involuntary or good reason termination following change in control	$1,128,667	$149,573	$101,351	—	$30,406	—	$1,409,997
• Death	—	$149,573	$101,351	—	—	—	$250,924
Larry L. Gellerstedt, III
• Voluntary resignation, termination without cause or termination for cause	—	—	—	—	—	—	—
• Involuntary or good reason termination following change in control	$987,520	$151,341	$1,041,971	—	$41,065	$801,393	$3,023,290
• Death	—	$151,341	$1,041,971	—	—	—	$1,193,312
Joel T. Murphy
• Voluntary resignation, termination without cause or termination for cause	—	—	—	—	—	—	—
• Involuntary or good reason termination following change in control	$1,300,267	$240,846	$1,051,982	—	$30,406	—	$2,623,501
• Death	—	$240,846	$1,051,982	—	—	—	$1,292,828

(1)	Includes cash payments pursuant to Severance Agreements.

(2)	These amounts represent the values of unvested restricted shares as of December 31, 2007. The amounts were calculated by multiplying the number of unvested restricted shares by the closing stock price on December 31, 2007 (i.e., $22.10).

(3)	These amounts represent the values of unvested RSUs (without performance conditions) as of December 31, 2007. The amounts were calculated by multiplying the number of unvested RSUs at year-end by the closing stock price on December 31, 2007 (i.e., $22.10).

Messrs. Gellerstedt and Murphy were granted performance-conditioned RSUs on February 20, 2006. The amounts reported for Messrs. Gellerstedt and Murphy include $902,851 related to the potentially-vested, performance-conditioned RSUs as of December 31, 2007. As discussed in footnote 6 to the Summary Compensation Table for 2007, the Compensation Committee will adjust the performance-conditioned RSUs upon a change in control using one of the two approaches described in the award certificate and will vest the performance-conditioned RSUs if the adjusted underlying performance conditions have been met. The estimated amount to reflect the assumed value of the performance-conditioned RSUs that would have vested on December 31, 2007 that is included in the table was determined by:

(a) dividing the number of days that had elapsed from the grant date to December 31, 2007 (“Adjusted Applicable Period”) by 1,826 (i.e. 365 days x the 5-year vesting period plus one day for the leap year in 2008) to determine the percentage of the applicable period that had elapsed as of December 31, 2007 (“Applicable Percentage”);

(b) multiplying the number of RSUs by the Applicable Percentage to get the number of RSUs subject to potential vesting as of December 31, 2007 (“Potentially Vested Units”);

(c) adjusting the development target by multiplying $1 Billion by the Applicable Percentage; and

(d) applying all the vesting conditions using the Adjusted Applicable Period and determine if the vesting conditions are met, and, if so, vest the Potentially Vested Units.

As of December 31, 2007, 679 days had elapsed since the grant date for an Applicable Percentage of 37.185% and the number of Potentially Vested Units was 40,853 RSUs, or 37.185% of the RSU grant of 109,866. The adjusted development target of $371,850,000 had been achieved during the Adjusted Applicable Period. Also, the value was determined assuming that the total shareholder return requirement of 10% was satisfied. Thus, the amounts reported in the table include $902,851 for accelerating vesting of the performance conditioned RSUs, equal to 40,853 RSUs multiplied by the closing stock price on December 31, 2007 (i.e., $22.10).

(4)	These amounts represent the values of in-the-money unvested stock options as of December 31, 2007, calculated by multiplying the number of unvested options by the difference between the closing stock price on December 31, 2007 (i.e., $22.10) and the exercise price for the options. The exercise prices of all unvested options exceed the December 31, 2007 close price of 22.10, thus the amounts in the tables are zero for each NEO.

(5)	These amounts are tax gross-up payments pursuant to the Severance Agreements. With respect to the tax gross-up payments, we assumed an excise tax rate under 280G of the Internal Revenue Code of 20%, a 35% federal income tax rate, a 1.45% Medicare tax rate and a 6% state income tax rate.

(6)	As discussed in footnote 5 to the Summary Compensation Table for 2007 above, Mr. DuPree satisfied the requirements for the “Rule of 65” retirement vesting provisions in 2006. Therefore, his unvested RSUs and stock options will automatically vest in the event his employment is terminated for any reason in the future, including voluntary resignation, termination without cause or termination for cause.

DIRECTOR COMPENSATION

In 2007, each non-employee Director was paid:

•	a $40,000 annual retainer;

•	$1,500 for each regular Board meeting and each regular committee meeting in which he or she participated; and

•	$750 for each telephone Board meeting and each telephone committee meeting in which he or she participated.

The chairman of the Audit Committee and the chairman of the Compensation, Succession, Nominating and Governance Committee each receives an additional annual retainer of $10,000 for his service as chairman of the committee.

On March 31 of each year, each non-employee Director that has served for the 10 consecutive months immediately prior to March 31 receives an annual grant of options to purchase 6,000 shares of common stock under the 1999 Incentive Stock Plan and an annual grant to each non-employee Director of restricted stock or RSUs with a value of $20,000 on the date of grant. In 2007, the option and RSU grant was made on March 31, 2007.

In addition, when a non-employee Director is first elected to our Board, the new Director receives a grant of options to purchase 6,000 shares of common stock under the 1999 Incentive Stock Plan. These options have a term of 10 years, are exercisable upon grant and have an exercise price equal to the closing price of our common stock on the date of grant.

Mr. Cousins retired from our Board and was named Chairman Emeritus in December 2006. In this role, he is invited to attend Board meetings, but does not have the right to vote as a Director and does not receive any compensation from the Company.

Mr. Bell did not receive any compensation for serving as a Director in 2007.

2007 Compensation of Directors

The following table shows the amounts paid to our Directors in 2007, except for Mr. Bell. Mr. Bell’s compensation is disclosed in the Summary Compensation Table for 2007 that appears earlier in the proxy statement.

	Fees Earned or	Stock	Option	All Other
	Paid in Cash	Awards	Awards	Compensation
Name	(1)	(2)(3)	(4)	(5)	Total

Erskine B. Bowles	$54,250	$9,432	$30,469	$—	$94,151
Richard W. Courts, II	$23,090	$1,400	$30,469	$—	$54,959
James D. Edwards	$37,500	$—	$31,150	$—	$68,650
Lillian C. Giornelli	$48,250	$6,627	$30,469	$—	$85,346
S. Taylor Glover	$59,500	$9,713	$30,469	$—	$99,682
James H. Hance, Jr.	$56,500	$8,683	$30,469	$—	$95,652
William B. Harrison, Jr.	$65,500	$10,017	$30,469	$—	$105,986
Boone A. Knox	$69,500	$6,627	$30,469	$—	$106,596
William Porter Payne	$65,000	$9,991	$30,469	$—	$105,460

(1)	Our 1999 Incentive Stock Plan provides that an outside Director may elect to receive our common stock in lieu of cash fees otherwise payable for services as a Director. Under the plan, the price at which these shares are issued is equal to 95% of the market price on the issuance date. In 2007, Messrs. Bowles, Courts, Glover, Hance, Harrison, and Payne elected to participate in this program. In lieu of some or all of the cash fees shown in the table, the named Directors received shares of common stock as follows: Mr. Bowles — 1,909; Mr. Courts — 680; Mr. Glover — 2,112; Mr. Hance — 1,426; Mr. Harrison — 2,310; and Mr. Payne — 2,287.

(2)	These amounts include the dollar amount recognized for financial reporting purposes with respect to the fiscal year in accordance with FAS 123(R), except that any estimate of forfeitures related to service-based vesting conditions is disregarded, in accordance with SEC regulations. Please refer to Note 6 to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007 for a complete description of the FAS 123(R) valuation. On March 31, 2007, each non-employee Director was granted 608 RSUs under our 2005 Restricted Stock Unit Plan. The grant date fair value of the RSUs was $20,000. These awards vest with respect to 25% of the RSUs on each anniversary of the grant date until they are 100% vested, provided the Director has remained an active member of the Board through the applicable anniversary date. As of December 31, 2007, Messrs. Bowles, Glover, Hance, Harrison, Knox, Payne and Ms. Giornelli each had 1,064 RSUs outstanding.

(3)	These amounts include the incremental value of the 5% discount on stock received in lieu of cash fees, as follows: Mr. Bowles — $2,805; Mr. Courts — $1,176; Mr. Glover — $3,086; Mr. Hance — $2,057; Mr. Harrison — $3,390; and Mr. Payne — $3,365.

(4)	These amounts represent the dollar amount recognized for financial reporting purposes with respect to the fiscal year in accordance with FAS 123(R), except that any estimate of forfeitures related to service-based vesting conditions is disregarded, in accordance with SEC regulations. Please refer to Note 6 to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007 for a complete description of the FAS 123(R) valuation. On March 31, 2007, each non-employee Director that had served for 10 consecutive months received a grant of 6,000 stock options at an exercise price of $32.86 per share. The grant date fair value of the 2007 option awards is the number of options awarded multiplied by the value of the option as computed using the Black-Scholes option pricing model, or $30,469. The following assumptions were used to calculate the Black-Scholes value of $5.0781 for the March 31, 2007 option grant: risk-free interest rate — 4.57%, assumed dividend yield — 4.68%, assumed lives of option awards — 6.6 years, and assumed volatility — 21.07%.

Mr. Edwards joined the Board on May 14, 2007. On May 21, 2007, pursuant to the terms of our 1999 Incentive Stock Plan, Mr. Edwards was granted 6,000 options at an exercise price of $31.15 per share. The following assumptions were used to calculate the Black-Scholes value of $5.1916 for the May 21, 2007 option grant: risk- free interest rate — 4.99%, assumed dividend yield — 4.57%, assumed lives of option awards — 6.6 years, and assumed volatility — 21.17%. Options granted to Directors are exercisable in full upon grant.

As of December 31, 2007, each Director had the following number of options outstanding: Mr. Bowles — 27,836; Mr. Courts — 8,654; Ms. Giornelli — 6,000; Mr. Glover — 19,182; Mr. Hance — 19,182; Mr. Harrison — 12,591; Mr. Knox — 53,201; and Mr. Payne — 79,163.

(5)	We pay or reimburse Directors for reasonable expenses incurred in attending Board and committee meetings. In conjunction with the March 2007 Board meeting, we invited Directors’ spouses to accompany the Directors to Board-related events, for which we paid or reimbursed certain expenses. We did not provide any perquisites to our Directors above the reporting threshold.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Our Compensation Committee consists of Mr. Bowles, Mr. Edwards, Mr. Hance, Mr. Harrison and Mr. Payne. None of these Directors has any interlocking relationships required to be disclosed in this proxy statement. As disclosed in “Certain Transactions,” we purchase, for certain of our properties, properties owned by certain of our joint ventures and properties which we manage, janitorial supplies from two companies that are wholly owned or co-owned by David Sikes, the son-in-law of William Porter Payne, one of our Directors. Our properties, the properties of our joint ventures and the third party owned properties that we manage, paid approximately $843,000 to these janitorial supply companies in 2007. We believe the amounts paid are in line with market prices.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about equity awards under our equity compensation plans at December 31, 2007.

Number of Securities
	Number of Securities		Remaining Available
	to be Issued	Weighted-Average	for Future Issuance
	Upon Exercise of	Exercise Price of	Under Equity Compensation
	Outstanding Options,	Outstanding Options,	Plans (Excluding Securities
	Warrants and Rights	Warrants and Rights	Reflected in Column A)
Plan Category	(Column A)	(Column B)	(Column C)

Equity compensation plans approved by security holders	6,731,790	$23.79	348,836
Equity compensation plans not approved by security holders	—	—	—

Total	6,731,790	$23.79	348,836

PROPOSAL 2 — AMENDMENT TO THE 1999 INCENTIVE STOCK PLAN

We are asking for your approval of an amendment to our 1999 Incentive Stock Plan (the “Plan”) to increase the number of shares of our common stock available for issuance under the Plan by 1,200,000 shares. Stockholders approved the initial adoption of the Plan in May 1999 and have approved amendments to the Plan each subsequent year.

Based on the recommendation of our Compensation, Succession, Nominating and Governance Committee (the “Compensation Committee”) as to appropriate compensation levels for our executives, including the appropriate use of stock-based grants and the levels of these grants, our Board has determined that it is in our best interests and the best interests of our stockholders to amend the Plan to increase the number of shares of our common stock available for issuance under the Plan by an additional 1,200,000 shares. Stockholder approval is being sought because the number of shares of our common stock available for issuance under the Plan cannot be increased without stockholder approval.

Proposed Amendment to the Plan

As of December 31, 2007, the Plan had 348,836 shares available for issuance. The proposed amendment to the Plan is to increase the number of shares of our common stock available for issuance under the Plan by 1,200,000 shares. If approved by our stockholders, this amendment will be effected through an amendment and restatement of the Plan effective as of May 6, 2008, a copy of which is attached to this proxy statement as Annex B.

Our Board of Directors recommends that you vote “FOR”
the proposed amendment to the Plan.

The Plan

The following discussion summarizes the material terms of the Plan. This discussion does not purport to be complete and is qualified in its entirety by reference to the Plan, as proposed to be amended and restated if the proposed amendment is approved.

Purpose

The primary purpose of the Plan is (1) to attract and retain key employees and outside Directors, (2) to provide an incentive to key employees and outside Directors to work to increase the value of our common stock and (3) to provide key employees and outside Directors with a stake in our future which corresponds to the stake of each of our stockholders.

Administration

The Plan is administered by our Compensation Committee. This Compensation Committee is made up of two or more Directors serving on our Board. Each Director, while a member of the Compensation Committee, must satisfy the requirements for a “non-employee Director” under Rule 16b-3 of the Exchange Act and an “outside director” under Section 162(m) of the Internal Revenue Code. All grants under the Plan are evidenced by a certificate that incorporates terms and conditions as the Compensation Committee deems necessary or appropriate.

Pursuant to a Plan amendment in 2007, the Compensation Committee is authorized to delegate to one or more members of management the Compensation Committee’s right to designate certain employees as key employees and to make grants to them on terms and conditions as are consistent with the Plan. The terms of a delegation will be set forth in a resolution of the Compensation Committee and kept with the Plan records. Except as set forth in the delegation, each delegate will have all the rights, duties, and obligations otherwise vested in the Compensation Committee under the Plan.

Coverage, Eligibility and Grant Limits

The Plan provides for the issuance of stock options and restricted stock to certain key employees and to outside Directors, for the issuance of stock appreciation rights (“SARs”) to certain key employees and for the issuance of shares of our common stock in lieu of cash to outside Directors. A key employee is any employee of Cousins, or any subsidiary, parent or affiliate of Cousins, who has been designated by the Compensation Committee and who, in the judgment of the committee acting in its absolute discretion, is a key to the success of one of these entities. There are currently approximately 136 key employees.

No key employee in any calendar year may be granted an option to purchase more than 750,000 shares of our common stock or an SAR with respect to more than 750,000 shares of our common stock. In 2005, the Plan was amended to provide that after May 10, 2005 no more than 500,000 shares of our common stock will be granted as restricted stock (or other full value awards) under the Plan. As of December 31, 2007, 123,075 shares of restricted stock had been issued to key employees after May 10, 2005 and as a result there were 376,925 shares of restricted stock (or other full value awards) available for issuance.

Options

Under the Plan, either incentive stock options (“ISOs”), which are intended to qualify for special tax treatment under Code Section 422, or non-incentive stock options (“non-ISOs”) may be granted to key employees by the Compensation Committee, but ISOs can only be granted to key employees of Cousins or a subsidiary or parent of Cousins. Each option granted under the Plan entitles the holder thereof to purchase the number of shares of our common stock specified in the grant at the option price specified in the related stock option certificate.

The terms and conditions of each option granted under the Plan will be determined by the Compensation Committee, but no option will be granted at an exercise price which is less than the fair market value of our stock as determined on the grant date in accordance with the Plan. In addition, if the option is an ISO that is granted to a 10% stockholder of Cousins, the option price may be no less than 110% of the fair market value of the shares of our stock on the grant date. No option may be exercisable more than 10 years from the grant date or, if the option is an ISO granted to a 10% stockholder of Cousins, it may not be exercisable more than five years from the grant date. Moreover, no participant may be granted ISOs which are first exercisable in any calendar year for stock having an aggregate fair market value (determined as of the date that the ISO was granted) that exceeds $100,000. Cousins may not exchange a new option for an old option.

Each outside Director automatically is granted, effective as of the seventh day after the first day he or she serves as an outside Director, a non-ISO to purchase 6,000 shares of our common stock at an option price equal to the fair market value of our stock determined on the grant date in accordance with the Plan. Each year after becoming a Director, an outside Director who is serving as such on March 31 of each calendar year and who has served as such for more than 10 consecutive months automatically is granted a non-ISO as of March 31 of such calendar year to purchase 6,000 shares of our common stock at an option price equal to the fair market value of our common stock as determined on the grant date in accordance with the Plan.

Stock Appreciation Rights

SARs may be granted by the Compensation Committee to key employees under the Plan, either as part of an option or as stand alone SARs. The terms and conditions for an SAR granted as part of an option will be set forth in the related option certificate, while the terms and conditions for a stand alone SAR will be set forth in a related SAR certificate. SARs entitle the holder to receive an amount equal to the excess of the fair market value of one share of our common stock as of the date the right is exercised over the baseline price specified in the option or SAR certificate (the “SAR Value”), multiplied by the number of shares of our common stock in respect of which the SAR is being exercised. The SAR Value will be no less than the fair market value of a share of our common stock as determined on the grant date in accordance with the Plan.

Restricted Stock

Restricted stock may be granted by the Compensation Committee to key employees and outside Directors under the Plan subject to terms and conditions, if any, as the committee acting in its absolute discretion deems appropriate. The Compensation Committee, in its discretion, may prescribe that a key employee’s or outside Director’s rights in a restricted stock award will be nontransferable or forfeitable or both unless certain conditions are satisfied. These conditions may include, for example, a requirement that the key employee continue employment or the outside Director continue service with us for a specified period or that Cousins or the key employee achieve stated performance or other objectives. Each grant of restricted stock will be evidenced by a certificate which will specify what rights, if any, a key employee or outside Director has with respect to the restricted stock, as well as any conditions applicable to the restricted stock.

Stock in Lieu of Cash

An outside Director will have the right to elect, in accordance with the procedures stated under the Plan, to receive our common stock in lieu of cash (based on 95% of current market value) as part of his or her compensation package with respect to all or a specific percentage of:

•	any installment of his or her annual cash retainer fee as an outside Director;

•	any fee payable in cash to him or her for attending a meeting of our Board or a committee of the Board; and

•	any fee payable in cash to him or her for serving as the chairperson of a committee of the Board.

Any election to receive our common stock in lieu of cash which was in effect under the Cousins Properties Incorporated Stock Plan for outside Directors immediately before the effective date of the Plan will remain in effect until revoked under the Plan. We will have the right to issue the shares of our common stock which an outside Director will receive in lieu of any cash payment, subject to a restriction that the outside Director have no right to transfer the shares until the applicable holding period requirement, if any, set forth in the exemption under Rule 16b to Section 16(b) of the Exchange Act has been satisfied.

Non-transferability

No option, SAR or restricted stock (absent the Compensation Committee’s consent) is transferable by a key employee or an outside Director other than by will or by the laws of descent and distribution, and any option or SAR (absent the Compensation Committee’s consent) is exercisable during a key employee’s or outside Director’s lifetime only by the key employee or outside Director.

Change in Control

If the following events occur:

•	there is a change in control as defined in the Plan;

•	the Plan and the outstanding options, SARs and restricted stock granted under the Plan are continued in full force or there is an assumption of the Plan or the assumption or substitution of the options, SARs and restricted stock granted under the Plan; and

•	a key employee’s employment with us terminates or an outside Director’s service with us terminates for any reason within the two-year period beginning on the date of the change in control;

then any conditions on the exercise of outstanding options and SARs and any issuance and forfeiture conditions on restricted stock grants will expire on the date the key employee’s employment or the outside Director’s service terminates.

On the other hand, if there is a change in control and the Plan and the outstanding options, SARs and restricted stock are not continued in full force, or there is no assumption of the Plan or assumption or substitution of the options, SARs and restricted stock granted under the Plan, then:

•	any conditions on the exercise of outstanding options and SARs and any issuance and forfeiture conditions on restricted stock grants will expire on a date set by our Board which provides the key employee or outside Director a reasonable opportunity to exercise the options and SARs and to receive our common stock subject to the restricted stock grants before the change in control; and

•	each then outstanding option, SAR and restricted stock grant may be unilaterally cancelled by the Board immediately before the date of the change in control.

Amending or Terminating the Plan

The Plan may be amended by the Board to the extent it deems necessary or appropriate (but any amendment relating to ISOs will be made subject to the limits of Code Section 422), and the Plan may be terminated by the Board at any time. The Board may not unilaterally modify, amend or cancel any option, SAR or restricted stock previously granted without the consent of the holder of the option, SAR or restricted stock or unless there is a dissolution or liquidation of Cousins or a similar transaction, or, to the extent provided in the Plan, a change in control.

Adjustment of Shares

Capital Structure.  The number, kind or class of shares of our common stock reserved for issuance under the Plan, the grant caps, the number, kind or class of shares of our common stock subject to options or SARs granted under the Plan, and the option price of the options and the SAR Value of the SARs, as well as the number, kind or class of shares of restricted stock granted under the Plan, will be adjusted by the Compensation Committee in an equitable manner to reflect any change in our capitalization.

Mergers.  The Compensation Committee, as part of any transaction described in Code Section 424(a), will have the right to adjust (in any manner which the Compensation Committee in its discretion deems consistent with Code Section 424(a)) the number, kind or class of shares of common stock reserved for issuance under the Plan, the number, kind or class of shares of our common stock underlying any restricted stock grants previously made under the Plan and any related grant and forfeiture conditions, and the number, kind or class of shares of stock subject to option and SAR grants previously made under the Plan and the related option price of the options and SAR Value of the SARs. In addition, the Compensation Committee will have the right to make (in any manner which the Compensation Committee in its discretion deems consistent with Code Section 424(a)) restricted stock, option and SAR grants to effect the assumption of, or the substitution for, restricted stock, option and stock appreciation right grants previously made by any other corporation to the extent that the transaction calls for the substitution or assumption of the grants.

Estimate of Benefits to Executive Officers

The number of options, restricted stock and SARs that will be awarded to the Chief Executive Officer and the other Named Executive Officers pursuant to the Plan is within the discretion of the Compensation Committee and is therefore not currently determinable.

Federal Income Tax Consequences

The rules concerning the federal income tax consequences with respect to grants made pursuant to the Plan are technical, and reasonable persons may differ on the proper interpretation of the rules. Moreover, the applicable statutory and regulatory provisions are subject to change, as are their interpretations and applications, which may vary in individual circumstances. Therefore, the following discussion is designed to provide only a brief, general summary description of the federal income tax consequences associated with the grants, based on a good faith interpretation of the current federal income tax laws, regulations (including applicable proposed regulations) and judicial and administrative interpretations. The following discussion does not set forth (1) any federal tax consequences other than income tax consequences or (2) any state, local or foreign tax consequences that may apply.

ISOs.  In general, a key employee will not recognize taxable income upon the grant or the exercise of an ISO. For purposes of the alternative minimum tax, however, the key employee will be required to treat an amount equal to the difference between the fair market value of our stock on the date of exercise over the exercise price as an item of adjustment in computing the key employee’s alternative minimum taxable income. If the key employee does not dispose of the common stock received pursuant to the exercise of the ISO within either (1) two years after the date of the grant of the ISO or (2) one year after the date of exercise of the ISO, a subsequent disposition of the common stock will generally result in long-term capital gain or loss to the individual with respect to the difference between the amount realized on the disposition and the exercise price. We will not be entitled to any income tax deduction as a result of the disposition. We normally will not be entitled to take an income tax deduction at either the grant or the exercise of an ISO.

If the key employee disposes of the common stock acquired upon exercise of the ISO within either of the above-mentioned time periods, then in the year of the disposition, the individual generally will recognize ordinary income, and we will be entitled to an income tax deduction (provided we satisfy applicable federal income tax reporting requirements) in an amount equal to the lesser of (i) the excess of the fair market value of the common stock on the date of exercise over the exercise price or (ii) the amount realized upon disposition over the exercise price. Any gain in excess of the amount recognized by the key employee as ordinary income would be taxed to the individual as short-term or long-term capital gain (depending on the applicable holding period).

Non-ISOs.  A key employee or an outside Director will not recognize any taxable income upon the grant of a non-ISO, and we will not be entitled to take an income tax deduction at the time of the grant. Upon the exercise of a non-ISO, the key employee or outside Director generally will recognize ordinary income, and we will be entitled to take an income tax deduction (provided we satisfy applicable federal income tax reporting requirements) in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the exercise price. However, if a key employee or outside Director is subject to Section 16(b) of the Exchange Act and cannot sell the common stock purchased after the exercise of the non-ISO without being subject to liability under Section 16(b), special tax rules address the time at which recognition of income occurs. Upon a subsequent sale of the stock by the key employee or outside Director, the individual will recognize short-term or long-term capital gain or loss (depending on the applicable holding period).

SARs.  A key employee will recognize ordinary income for federal income tax purposes upon the exercise of an SAR under the Plan for cash, stock or a combination of cash and stock, and the amount of income that the key employee will recognize will depend on the amount of cash, if any, and the fair market value of the stock, if any, that the key employee receives as a result of the exercise. We generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the key employee in the same taxable year in which the key employee recognizes the income, if we satisfy applicable federal income tax reporting requirements.

Restricted Stock.  A key employee or outside Director is not subject to any federal income tax upon the grant of restricted stock, nor does the grant of restricted stock result in an income tax deduction for us, unless the restrictions on the stock do not present a substantial risk of forfeiture or the stock is transferable, each within the meaning of Section 83 of the Code. In the year that the restricted stock is either no longer subject to a substantial risk of forfeiture or is transferable, the key employee or outside Director will recognize ordinary income in an amount equal to the fair market value of the shares of common stock transferred to the key employee or outside Director, generally determined on the date the restricted stock is no longer subject to a substantial risk of forfeiture, or is transferable, whichever comes first. If a key employee or outside Director is subject to Section 16(b) of the Exchange Act and cannot sell the common stock without being subject to liability under Section 16(b) after the date the common stock is no longer subject to a substantial risk of forfeiture or is transferable, the common stock will be treated as still subject to a substantial risk of forfeiture and non-transferable for six months after that date or until the date the common stock can be sold without any Section 16(b) liability, whichever comes first. If the Restricted Stock is forfeited, the key employee or outside Director will recognize no gain.

Stock in Lieu of Cash.  An outside Director who elects to receive common stock in lieu of cash as compensation for certain director fees will recognize ordinary income for federal income tax purposes equal to the fair market value of the common stock when the common stock is transferred to the outside director. We generally will be entitled to a federal income tax deduction equal to the amount of ordinary income recognized by the outside Director when the outside Director recognizes the income.

PROPOSAL 3 — RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed Deloitte, our independent registered public accounting firm, to audit our consolidated financial statements for the year ending December 31, 2008 and to prepare a report on this audit, subject to approval by the Audit Committee of the fee estimate and the audit plan for the period. A representative of Deloitte will be present at the Annual Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions by our stockholders.

We are asking our stockholders to ratify the selection of Deloitte as our independent registered public accounting firm. Although ratification is not required by our bylaws, the Board is submitting the selection of Deloitte to our stockholders for ratification because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate practice. In the event that our stockholders do not ratify the selection, it will be considered as a direction to the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that the change would be in the best interests of the Company and our stockholders.

Our Board of Directors recommends that you vote “FOR”
the ratification of the independent registered public accounting firm.

SUMMARY OF FEES TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We retained Deloitte as our independent registered public accounting firm for the years ended December 31, 2007 and 2006. Aggregate fees billed to us for the years ended December 31, 2007 and 2006 by Deloitte were as follows:

	Years Ended December 31
	2007	2006

Audit Fees(a)	$958,385	$994,869
Tax Fees:
Compliance	$251,563	$125,910
Consulting	$499,057	$860,302

Total tax fees	$750,620	$986,212

(a)	Includes fees for the annual audits of our financial statements, including the audit of internal controls over financial reporting under the Sarbanes-Oxley Act of 2002, joint venture audits, audits of certain properties’ operating expenses, review of our quarterly financial statements and audit of our benefit plans.

As stated in its charter, the Audit Committee is responsible for pre-approving all audit and permissible non-audit services provided by our independent registered public accounting firm. Pre-approvals are generally provided for no more than one year at a time, typically identify the particular services or category of services to be provided and are generally subject to a budget or dollar limit. The Audit Committee charter also provides that the Audit Committee may delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent registered public accounting firm, provided that the approvals are presented to the Audit Committee at its next scheduled meeting. Other than tax consulting, there were no other non-audit services provided by Deloitte in 2006 or 2007.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company’s financial reporting process and internal controls on behalf of the Board of Directors. The Audit Committee operates under a written charter, the full text of which is available on the Investor Relations page of the Company’s Web site at www.cousinsproperties.com.

Management has primary responsibility for financial statements and the reporting process, including the systems of internal controls, and has represented to the Audit Committee that the Company’s 2007 consolidated financial statements are in accordance with accounting principles generally accepted in the United States. In fulfilling its oversight responsibilities, the Audit Committee reviewed the financial statements contained in the Company’s Quarterly Reports on Form 10-Q, as well as the audited financial statements contained in the Company’s Annual Report on Form 10-K, and discussed these financial statements with management and Deloitte, the Company’s independent registered public accounting firm.

The Audit Committee reviewed with Deloitte the matters required to be discussed under Statement of Auditing Standards No. 61 related to the 2007 audit. The Audit Committee also received written disclosures and the letter from Deloitte required by Independence Standards Board Standard No. 1, and discussed with Deloitte their independence.

The Audit Committee met with Deloitte, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting for 2007.

The Audit Committee also met with the Company’s internal audit department, with and without management present, to discuss the results of their reviews and evaluations of the Company’s internal controls for 2007.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Boone A. Knox, Chairman
S. Taylor Glover
James H. Hance, Jr.
William B. Harrison, Jr.

The foregoing report should not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Acts, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed filed under the Acts.

CERTAIN TRANSACTIONS

In accordance with our Audit Committee charter, our Audit Committee is responsible for reviewing and approving or ratifying the terms and conditions of all related person transactions. Our Ethics Code requires that all of our employees and directors avoid conflicts of interest, defined as situations where the person’s private interests conflict, or even appear to conflict, with the interests of the Company as a whole. If an “Ethics Contact” (defined in our Ethics Code to be our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer or our General Counsel) believes that a transaction or relationship would require approval or ratification by the Audit Committee, the Ethics Contact will bring the transaction or relationship to the attention of the Audit Committee.

At least annually, each director and executive officer completes a detailed questionnaire that asks questions about any business relationship that may give rise to a conflict of interest and all transactions in which the Company is involved and in which the executive officer, a director or a related person has a direct or indirect material interest. We also conduct a review, at least annually, of our financial systems to determine whether a director, or a company employing a director, engaged in transactions with us during the fiscal year.

The Compensation, Succession, Nominating and Governance Committee, which is composed of independent directors, conducts an annual review of the information from the questionnaire and financial systems review, evaluates related-party transactions (if any) involving the directors and their related persons and makes recommendations to the Board regarding the independence of each board member.

If a transaction arises during the year that may require disclosure as a related person transaction, information about the transaction would be provided to the Audit Committee and the Compensation, Succession, Nominating and Governance Committee, as applicable, for review, approval or ratification of the transaction.

Pursuant to this responsibility, the Audit Committee reviewed, approved and ratified, as applicable, each of the transactions described below.

•	We are a partner in a venture that leases land under an airplane hangar. One of the other partners in the venture is an affiliate of Thomas G. Cousins, our Chairman Emeritus. We pay all of the expenses of the hangar, including fuel, and obtains reimbursement from our partners where appropriate. In 2007, we received reimbursement of $112,199 for hangar-related expenses we paid on Mr. Cousins’ behalf.

•	Under an agreement between us and an affiliate of Mr. Cousins, each is allowed to use the other’s airplane and/or pilots in certain situations. The agreement calls for an equal hour flight credit upon use on the other’s plane, plus a true-up of the aggregate incremental cost differential per hour between the planes. The agreement defines aggregate incremental cost as total variable costs, including parts, repairs, maintenance and fuel, divided by total engine hours flown during the year. During 2007, Mr. Cousins’ affiliate used our aircraft for 12.5 flight hours, and we used Mr. Cousins’ affiliate’s aircraft for 14.5 flight hours, resulting in a balance of two flight hours that we owe Mr. Cousins’ affiliate as of December 31, 2007. Mr. Cousins’ affiliate reimbursed us $29,699 in 2007 for the differential in plane variable costs, plus pilot use, and we reimbursed Mr. Cousins’ affiliate $4,500.

•	S. Taylor Glover, one of our Directors, is an affiliate of an entity that leases space in one of our office buildings. The lease payments commenced on June 1, 2007 and are expected to continue for a term of seven years, with amounts remaining estimated to be $758,000. The entity paid us approximately $84,000 in 2007. In addition, we paid a tenant improvement allowance of approximately $182,000 in 2007 to the tenant. We consider the rates associated with this lease to be market rates.

•	Larry L. Gellerstedt III was the president of The Gellerstedt Group, a real estate advisor, owner and developer, which the Company purchased in June 2005 and acquired the majority of their contracts. Mr. Gellerstedt became the Senior Vice President and President of the Office/Multi-Family division upon acquisition. In 2007, we recognized approximately $285,000 of development fees as a result of a development contract acquired from The Gellerstedt Group, where Mr. Gellerstedt is a partial owner of the entity for which the development is being pursued.

•	For certain properties we consolidate, properties owned by certain of our joint ventures and properties we manage, we purchase janitorial supplies from two companies that are wholly owned or co-owned by David

Sikes, the son-in-law of William Porter Payne, one of our Directors. Our properties, the properties of our joint ventures and the third party owned properties that we manage paid approximately $843,000 to the janitorial supplies companies in 2007. We believe the amounts paid are in line with market prices.

•	Our employees, including our executive officers, are entitled to purchase lots or condominium units at a 10% discount at certain of our projects selected by management from time to time. The discount is limited to one lot or condominium unit during any two-year period. During 2007, Mr. Bell, Mr. DuPree, Craig B. Jones, our Executive Vice President and Chief Investment Officer, and Bruce Smith, the President of our Land Division, each purchased a lot at one of our residential developments pursuant to this program. The discount was taken against the original list price that was established for marketing to third parties. The purchase price and discount for each transaction are reflected in the table below.

Name	List Price	Discount	Net Purchase Price

Mr. Bell	$500,000	$50,000	$450,000
Mr. DuPree	$250,000	$25,000	$225,000
Mr. Jones	$340,000	$34,000	$306,000
Mr. Smith	$315,000	$31,500	$283,500

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than 10% of our common stock to file certain reports with respect to their beneficial ownership of our stock. In addition, Item 405 of Regulation S-K requires us to identify each reporting person who failed to file on a timely basis reports required by Section 16(a) during the most recent fiscal year. Based upon information supplied to us, we believe that all reports during 2007 were timely filed, except that Mr. Glover and Mr. Cousins both filed a late Form 4 to report the purchase of stock, and Forrest Robinson, President of our Industrial Division, filed a late Form 4 to report the sale of stock.

FINANCIAL STATEMENTS

Our Annual Report on Form 10-K for the year ended December 31, 2007, including audited financial statements, is being mailed together with this proxy statement. The Annual Report on Form 10-K for the year ended December 31, 2007 does not form any part of the materials for solicitation of proxies.

STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING OF STOCKHOLDERS

A stockholder who intends to submit a proposal for consideration at our Annual Meeting of Stockholders in 2009 must submit the proposal to us no later than December 8, 2008 in order to be considered for inclusion in the proxy statement and form of proxy to be distributed by the Board in connection with that meeting. In accordance with Article I, Section 6(a) of our Amended and Restated Bylaws, any stockholder proposal to be considered at the 2009 Annual Meeting but not included in the proxy statement must be submitted in writing and received between December 8, 2008 and January 7, 2009 or the persons appointed as proxies may exercise their discretionary voting authority if the proposal is considered at the meeting. Stockholder proposals should be submitted to Corporate Secretary, Cousins Properties Incorporated, 191 Peachtree Street, Suite 3600, Atlanta, Georgia 30303-1740.

EXPENSES OF SOLICITATION

We will bear the cost of proxy solicitation. In an effort to have as large a representation at the meeting as possible, special solicitation of proxies may, in certain instances, be made personally, or by telephone, electronic mail, facsimile or mail by one or more of our employees. We also will reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy materials to the beneficial owners of our stock.

Annex A

DIRECTOR INDEPENDENCE STANDARDS

The New York Stock Exchange (“NYSE”) requires listed companies to have a majority of independent directors. The NYSE standards regarding independence are set forth below in paragraphs (a) through (e). Each year, the Board will affirmatively determine whether a director has any material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and will disclose these determinations in its annual proxy statement.

A director will not be considered independent if:

(a) the director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer of the Company or any of its affiliates;

(b) the director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company or any of its affiliates, other than director and committee fees (including fees paid to the Chairman of the Board of Directors and the chairman of any committee of the Board of Directors) and pension or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service;

(c) (1) the director or an immediate family member is a current partner of a firm that is the company’s internal or external auditor; (2) the director is a current employee of such a firm; (3) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (4) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s or any of its affiliates’ audit within that time;

(d) the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s or any of its affiliates’ present executive officers at the same time serves or served on that company’s compensation committee;

(e) the director is a current employee, or an immediate family member is a current executive officer, of any company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues (such payments and consolidated gross revenues to be measured based on reported figures for the last completed fiscal year); or

(f) the director is a current executive officer of a charitable organization to which the Company, directly or indirectly through the Cousins Properties Foundation or any successor foundation, has made charitable contributions in any of the last three fiscal years in an amount in excess of the greater of $1 million or 2% of such charitable organization’s consolidated gross revenues for the fiscal year in which such charitable contributions were made.

Notwithstanding the foregoing, if the Board affirmatively determines that a director who does not meet the standards in subsection (f) is nevertheless independent, the Board will provide an explanation of its determination in the Company’s annual proxy statement.

For purposes of these guidelines, the terms:

•	“Company” includes any parent or subsidiary in a consolidated group with Cousins Properties Incorporated.

•	“immediate family” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.

A-1

Annex B

COUSINS PROPERTIES INCORPORATED 1999 INCENTIVE STOCK PLAN
(AS AMENDED AND RESTATED EFFECTIVE AS OF MAY 6, 2008)

§ 1

BACKGROUND AND PURPOSE

The purpose of this Plan is to promote the interest of CPI by authorizing the Committee to grant Options and Restricted Stock to Key Employees and Directors and to grant Stock Appreciation Rights to Key Employees in order (1) to attract and retain Key Employees and Directors, (2) to provide an additional incentive to each Key Employee or Director to work to increase the value of Stock and (3) to provide each Key Employee or Director with a stake in the future of CPI which corresponds to the stake of each of CPI’s stockholders.

§ 2

DEFINITIONS

2.1 Affiliate — means any organization (other than a Subsidiary) that would be treated as under common control with CPI or CREC under § 414(c) of the Code if “50 percent” were substituted for “80 percent” in the income tax regulations under § 414(c) of the Code.

2.2 Board — means the Board of Directors of CPI.

2.3 Change in Control — means (1) a “change in control” of CPI of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A for a proxy statement filed under Section 14(a) of the 1934 Act, (2) a “person” (as that term is used in Section 14(d)(2) of the 1934 Act) becomes after the effective date of this Plan the beneficial owner (as defined in Rule 13d-3 under the 1934 Act) directly or indirectly of securities representing 50% or more of the combined voting power for election of directors of the then outstanding securities of CPI, (3) the individuals who at the beginning of any period of two consecutive years or less constitute the Board cease for any reason during such period to constitute at least a majority of the Board, unless the election or nomination for election of each new member of the Board was approved by vote of at least two-thirds of the members of the Board then still in office who were members of the Board at the beginning of such period, (4) the shareholders of CPI approve any dissolution or liquidation of CPI or any sale or disposition of 50% or more of the assets or business of CPI or (5) the shareholders of CPI approve a merger or consolidation to which CPI is a party (other than a merger or consolidation with a wholly-owned subsidiary of CPI) or a share exchange in which CPI shall exchange CPI shares for shares of another corporation as a result of which the persons who were shareholders of CPI immediately before the effective date of such merger, consolidation or share exchange shall have beneficial ownership of less than 50% of the combined voting power for election of directors of the surviving corporation following the effective date of such merger, consolidation or share exchange.

2.4 Code — means the Internal Revenue Code of 1986, as amended.

2.5 Committee — means a committee of the Board which shall have at least 2 members, each of whom shall be appointed by and shall serve at the pleasure of the Board and shall come within the definition of a “non-employee director” under Rule 16b-3 and an “outside director” under § 162(m) of the Code.

2.6 CPI — means Cousins Properties Incorporated and any successor to such corporation.

2.7 CREC — means Cousins Real Estate Corporation and any successor to such corporation.

2.8 Director — means any member of the Board who is not an employee of CPI or a Parent or Subsidiary or affiliate (as such term is defined in Rule 405 of the 1933 Act) of CPI.

2.9 Fair Market Value — means (1) the closing price on any date for a share of Stock as reported by The Wall Street Journal under the New York Stock Exchange Composite Transactions quotation system (or under any successor quotation system) or, if Stock is no longer traded on the New York Stock Exchange, under the quotation system under which such closing price is reported or, if The Wall Street Journal no longer reports such closing price, such closing price as reported by a newspaper or trade journal selected by the Committee; or, (2) if no such closing price is available on such date, such closing price as so reported in accordance with § 2.8(1) for the immediately preceding business day; or, (3) if no newspaper or trade journal reports such closing price or if no such price quotation is available, the price which the Committee acting in good faith determines through any reasonable valuation method that a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.

2.10 ISO — means an option granted under this Plan to purchase Stock which is intended to satisfy the requirements of § 422 of the Code.

2.11 Key Employee — means an employee of CPI, CREC, a Preferred Stock Subsidiary that has been designated by the Board as covered by this Plan, any Subsidiary of CPI or CREC, any Parent of CPI or CREC, or any Affiliate of CPI or CREC who has been designated by the Committee and who, in the judgment of the Committee acting in its absolute discretion, is key directly or indirectly to the success of CPI, CREC, a Preferred Stock Subsidiary, a Subsidiary of CPI or CREC, a Parent of CPI or CREC or an Affiliate of CPI or CREC.

2.12 1933 Act — means the Securities Act of 1933, as amended.

2.13 1934 Act — means the Securities Exchange Act of 1934, as amended.

2.14 Non-ISO — means an option granted under this Plan to purchase Stock which is intended to fail to satisfy the requirements of § 422 of the Code.

2.15 Old Plans — means (1) the Cousins Properties Incorporated 1996 Stock Incentive Plan effective as of September 5, 1995, (2) the Cousins Properties Incorporated Stock Plan for Outside Directors and (3) the Cousins Properties Incorporated Stock Appreciation Right Plan.

2.16 Option — means an ISO or a Non-ISO which is granted under § 7.

2.17 Option Certificate — means the written certificate which sets forth the terms and conditions of an Option granted to a Key Employee or Director under this Plan.

2.18 Option Price — means the price which shall be paid to purchase one share of Stock upon the exercise of an Option granted under this Plan.

2.19 Parent — means any corporation which is a parent corporation within the meaning of § 424(e) of the Code.

2.20 Plan — means this Cousins Properties Incorporated 1999 Incentive Stock Plan as effective as of the date adopted by the Board in 1999 and as amended from time to time thereafter.

2.21 Preferred Stock Subsidiary — means any entity in which CPI, CREC, any Parent of CPI or CREC, or any Affiliate of CPI or CREC owns capital stock or other equity interests representing the right to receive at least 50% of all dividends or distributions, as applicable, paid by such entity, regardless of whether such stock or other equity interest also entitles the holder thereof to 50% or more of the voting power of all outstanding capital stock or other equity interests of such entity.

2.22 Restricted Stock — means Stock granted to a Key Employee under § 9.

2.23 Restricted Stock Certificate — means the written certificate which sets forth the terms and conditions of a Restricted Stock grant to a Key Employee.

2.24 Rule 16b-3 — means the exemption under Rule 16b-3 to Section 16(b) of the 1934 Act or any successor to such rule.

2.25 Stock — means $1.00 par value common stock of CPI.

2.26 SAR Value — means the value assigned by the Committee to a share of Stock in connection with the grant of a Stock Appreciation Right under § 8.

2.27 Stock Appreciation Right — means a right to receive the appreciation in a share of Stock which is granted under § 8 either as part of an Option or independent of any Option.

2.28 Stock Appreciation Right Certificate — means the written certificate which sets forth the terms and conditions of a Stock Appreciation Right which is granted to a Key Employee independent of an Option.

2.29 Subsidiary — means a corporation which is a subsidiary corporation within the meaning of § 424(f) of the Code.

2.30 Ten Percent Shareholder — means a person who owns (after taking into account the attribution rules of § 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of either CPI, a Subsidiary of CPI or Parent of CPI.

§ 3

SHARES RESERVED UNDER PLAN

There shall be 11,684,209 shares of stock authorized under this Plan, which represents an increase of 1,200,000 shares in addition to the 10,484,209 shares previously authorized for use under this Plan. Subject to the grant caps in § 6, all of the shares of Stock may be used in connection with Option grants, Restricted Stock grants, Stock grants and the payment of Stock Appreciation Rights in Stock. All such shares of Stock shall be reserved to the extent that CPI deems appropriate from authorized but unissued shares of Stock and from shares of Stock which have been reacquired by CPI. Any shares of Stock subject to an Option which remain unissued after the cancellation, expiration or exchange of such Option, and any shares of Restricted Stock which are forfeited or canceled, thereafter shall again become available for use under this Plan, but any shares of Stock used to exercise an Option or to satisfy a withholding obligation shall not again become available for use under this Plan. A Stock Appreciation Right to be settled in shares of Stock shall be counted against the shares available under the Plan for the full number of shares with respect to which appreciation is measured, regardless of the number of shares issued upon settlement of the Stock Appreciation Right. No additional grants shall be made under the Old Plans if this Plan is approved by CPI’s shareholders.

§ 4

EFFECTIVE DATE

The effective date of this amended and restated Plan shall be the date of its adoption by the Board, provided the shareholders of CPI (acting at a duly called meeting of such shareholders) approve such adoption within twelve (12) months of such effective date. Any Option or Restricted Stock or Stock Appreciation Right granted before such shareholder approval automatically shall be granted subject to such approval.

§ 5

COMMITTEE

This Plan shall be administered by the Committee. The Committee acting in its absolute discretion shall exercise such powers and take such action as expressly called for under this Plan and, further, the Committee shall have the power to interpret this Plan and (subject to § 14, § 15 and § 16 and Rule 16b-3) to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances, which action shall be binding on CPI, on each affected Key Employee or Director and on each other person directly or indirectly affected by such action. The Committee is authorized to delegate to one or more members of CPI management the Committee’s right to designate certain employees as Key Employees and to grant to such Key Employees Options, Restricted Stock, and Stock Appreciation Rights on such terms and conditions as are consistent with the terms of the Plan. The terms and conditions of any such delegation shall be set forth in a Committee resolution and maintained with the records of CPI. Except as set forth in a Committee resolution appointing a delegate, each delegate shall have all the rights, duties, and obligations otherwise vested in the Committee under the terms of the Plan.

§ 6

ELIGIBILITY AND GRANT CAPS

Only Key Employees who are employed by CPI, a Subsidiary of CPI or a Parent of CPI shall be eligible for the grant of ISOs under this Plan, and Key Employees and Directors shall be eligible for the grant of Non-ISOs and Restricted Stock under this Plan. Only Directors shall be eligible for the grant of Stock in lieu of cash under this Plan, and only Key Employees shall be eligible for the grant of Stock Appreciation Rights under this Plan. No Key Employee in any calendar year shall be granted an Option to purchase more than 750,000 shares of Stock or a Stock Appreciation Right with respect to more than 750,000 shares of Stock. Further, after May 10, 2005, no more than 500,000 shares of Restricted Stock or other full value stock awards (those awards under the Plan other than Options or Stock Appreciation Rights) shall be issued to Key Employees and Directors under the Plan.

§ 7

OPTIONS

7.1 Committee Action.  The Committee acting in its absolute discretion shall have the right to grant Options to Key Employees under this Plan from time to time to purchase shares of Stock. Each grant of an Option to a Key Employee shall be evidenced by an Option Certificate, and each Option Certificate shall set forth whether the Option is an ISO or a Non-ISO and shall set forth such other terms and conditions of such grant as the Committee acting in its absolute discretion deems consistent with the terms of this Plan; however, if the Committee grants an ISO and a Non-ISO to a Key Employee on the same date, the right of the Key Employee to exercise the ISO shall not be conditioned on his or her failure to exercise the Non-ISO. The Committee shall have the right to grant a Non-ISO and Restricted Stock to a Key Employee at the same time and to condition the exercise of the Non-ISO on the forfeiture of the Restricted Stock grant.

7.2 $100,000 Limit.  No Option shall be treated as an ISO to the extent that the aggregate Fair Market Value of Stock subject to the Option which would first become exercisable in any calendar year exceeds $100,000. Any such excess shall instead automatically be treated as a Non-ISO. The Committee shall interpret and administer the ISO limitation set forth in this § 7.2 in accordance with § 422(d) of the Code, and the Committee shall treat this § 7.2 as in effect only for those periods for which § 422(d) of the Code is in effect.

7.3 Grants to Directors.  After May 10, 2005, each Director automatically shall be granted (without any further action on the part of the Committee) a Non-ISO under this Plan as of the seventh day after the day he first serves as a Director to purchase 6,000 shares of Stock at an Option Price equal to the Fair Market Value of a share of Stock on the date of such grant (on or prior to May 10, 2005, such grant was effective on the day he first serves as a Director). Thereafter, each Director who is serving as such on March 31 of each calendar year and who has served as such for more than ten consecutive months automatically shall be granted (without any further action on the part of the Committee) a Non-ISO under this Plan as of March 31 of such calendar year to purchase 6,000 shares of Stock at an Option Price equal to the Fair Market Value of a share of Stock on the date of such grant. Each Non-ISO granted under this Plan to a Director shall be evidenced by an Option Certificate, shall be exercisable in full upon grant and shall expire 90 days after a Director ceases to serve as such or, if earlier, on the tenth anniversary of the date of the grant of the Non-ISO. A Non-ISO granted to a Director under this § 7.3 shall conform in all other respects to the terms and conditions of a Non-ISO under this Plan, and no Director shall be eligible to receive an Option under this Plan except as provided in this § 7.3. A grant of a Non-ISO to a Director under this § 7.3 is intended to be granted in a manner which continues to allow such Director to be a “non-employee director” within the meaning of Rule 16b-3 and an “outside director” within the meaning of § 162(m) of the Code, and all Non-ISOs granted to Directors under this § 7.3 shall be construed to effect such intent. Finally, if the Committee in its discretion determines that a Director in his or her capacity as such performs substantial services for CPI in addition to the services customarily provided by Directors and he or she receives no additional cash compensation for providing such services, the Committee shall have the discretion to grant a Non-ISO under this Plan, or more than one Non-ISO under this Plan, to such Director subject to the same terms and conditions as the Committee can grant a Non-ISO under this Plan to a Key Employee.

7.4 Option Price.  The Option Price for each share of Stock subject to an Option which is granted to a Key Employee shall be no less than the Fair Market Value of a share of Stock on the date the Option is granted; provided, however, if the Option is an ISO granted to a Key Employee who is a Ten Percent Shareholder, the Option Price for each share of Stock subject to such ISO shall be no less than 110% of the Fair Market Value of a share of Stock on the date such ISO is granted. The Option Price shall be payable in full upon the exercise of any Option, and at the discretion of the Committee an Option Certificate can provide for the payment of the Option Price either in cash, by check or in Stock which has been held for at least 6 months and which is acceptable to the Committee or in any combination of cash, check and such Stock. The Option Price in addition may be paid through any broker facilitated cashless exercise procedure acceptable to the Committee or its delegate. Any payment made in Stock shall be treated as equal to the Fair Market Value of such Stock on the date the properly endorsed certificate for such Stock is delivered to the Committee or its delegate.

7.5 Exercise Period.  Each Option granted under this Plan to a Key Employee shall be exercisable in whole or in part at such time or times as set forth in the related Option Certificate, but no Option Certificate shall make an Option granted to a Key Employee exercisable on or after the earlier of

(1) the date such Option is exercised in full, or

(2) the date which is the fifth anniversary of the date the Option is granted, if the Option is an ISO and the Key Employee is a Ten Percent Shareholder on the date the Option is granted, or

(3) the date which is the tenth anniversary of the date the Option is granted, if the Option is (a) a Non-ISO or (b) an ISO which is granted to a Key Employee who is not a Ten Percent Shareholder on the date the Option is granted.

An Option Certificate may provide for the exercise of an Option after the employment of a Key Employee has terminated for any reason whatsoever, including death or disability.

§ 8

STOCK APPRECIATION RIGHTS

8.1 Committee Action.  The Committee acting in its absolute discretion shall have the right to grant a Stock Appreciation Right to a Key Employee under this Plan from time to time, and each Stock Appreciation Right grant shall be evidenced by a Stock Appreciation Right Certificate or, if such Stock Appreciation Right is granted as part of an Option, shall be evidenced by the Option Certificate for the related Option.

8.2 Terms and Conditions.

(a) Stock Appreciation Right Certificate.  If a Stock Appreciation Right is evidenced by a Stock Appreciation Right Certificate, such certificate shall set forth the number of shares of Stock to which the Key Employee has the right to appreciation and the SAR Value of each share of Stock. Such SAR Value shall be no less than the Fair Market Value of a share of Stock on the date that the Stock Appreciation Right is granted. The Stock Appreciation Right Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances, but no Stock Appreciation Right Certificate shall make a Stock Appreciation Right exercisable on or after the date which is the tenth anniversary of the date such Stock Appreciation Right is granted.

(b) Option Certificate.  If a Stock Appreciation Right is evidenced by an Option Certificate, the SAR Value for each share of Stock subject to the Stock Appreciation Right shall be the Option Price for the related Option. Each such Option Certificate shall provide that the exercise of the Stock Appreciation Right with respect to any share of Stock shall cancel the Key Employee’s right to exercise his or her Option with respect to such share and, conversely, that the exercise of the Option with respect to any share of Stock shall cancel the Key Employee’s right to exercise his or her Stock Appreciation Right with respect to such share. A Stock Appreciation Right which is granted as part of an Option shall be exercisable only while the related Option is exercisable. The Option Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances.

8.3 Exercise.  A Stock Appreciation Right shall be exercisable only when the Fair Market Value of a share of Stock subject to such Stock Appreciation Right exceeds the SAR Value for such share, and the payment due on exercise shall be based on such excess with respect to the number of shares of Stock to which the exercise relates. A Key Employee upon the exercise of his or her Stock Appreciation Right shall receive a payment from CPI in cash or in Stock, or in a combination of cash and Stock, and any payment in Stock shall be based on the Fair Market Value of a share of Stock on the date the Stock Appreciation Right is exercised. The Committee acting in its absolute discretion shall have the right to determine the form and time of any payment under this § 8.3.

§ 9

RESTRICTED STOCK

9.1 Committee Action.  The Committee acting in its absolute discretion shall have the right to grant Restricted Stock to Key Employees and Directors under this Plan from time to time and, further, shall have the right to make new Restricted Stock grants in exchange for the cancellation of an outstanding Restricted Stock grant to such Key Employee or Director. Each Restricted Stock grant shall be evidenced by a Restricted Stock Certificate, and each Restricted Stock Certificate shall set forth the conditions, if any, under which the grant will be effective and the conditions under which the Key Employee’s or Director’s interest in the underlying Stock will become nonforfeitable.

9.2 Effective Date.  A Restricted Stock grant shall be effective (1) as of the date set by the Committee when the grant is made or, (2) if the grant is made subject to one, or more than one, condition, as of the date such conditions have been timely satisfied.

9.3 Conditions.

(a) Conditions to Issuance of Stock.  The Committee acting in its absolute discretion may make the issuance of Restricted Stock to a Key Employee or Director subject to the satisfaction of one, or more than one, condition which the Committee deems appropriate under the circumstances for Key Employees or Directors generally or for a Key Employee or Director in particular, and the related Restricted Stock Certificate shall set forth each such condition and the deadline for satisfying each such condition. Stock subject to a Restricted Stock grant shall be issued in the name of a Key Employee or Director only after each such condition, if any, has been timely satisfied, and any Stock which is so issued shall be held by CPI pending the satisfaction of the forfeiture conditions, if any, under § 9.3(b) for the related Restricted Stock grant.

(b) Forfeiture Conditions.  The Committee acting in its absolute discretion may make Restricted Stock issued in the name of a Key Employee or Director subject to one, or more than one, objective employment, performance or other forfeiture condition that the Committee acting in its absolute discretion deems appropriate under the circumstances for Key Employees or Directors generally or for a Key Employee or Director in particular, including a condition which results in a forfeiture if a Key Employee or Director exercises a Non-ISO granted in tandem with his or her Restricted Stock grant, and the related Restricted Stock Certificate shall set forth each such condition, if any, and the deadline, if any, for satisfying each such forfeiture condition. A Key Employee’s or Director’s nonforfeitable interest in the shares of Stock underlying a Restricted Stock grant shall depend on the extent to which he or she timely satisfies each such condition. Each share of Stock underlying a Restricted Stock grant shall be unavailable under § 3 after such grant is effective unless such share is forfeited as a result of a failure to timely satisfy a forfeiture condition, in which event such share of Stock shall again become available under § 3 as of the date of such failure.

9.4 Dividends and Voting Rights.  Each Restricted Stock Certificate shall specify what rights, if any, a Key Employee or Director shall have with respect to the Stock issued in his or her name, including rights to dividends and to vote, pending the forfeiture of such Stock or the lapse of each forfeiture condition, if any, with respect to such Stock. Furthermore, the Committee may grant dividend equivalent rights on Restricted Stock while such Stock remains subject to an issuance condition under § 9.3(a) under which a cash equivalent to a dividend shall be paid when a dividend is paid, and any such dividend equivalent right shall be set forth in the related Restricted Stock Certificate.

9.5 Satisfaction of Forfeiture Conditions; Provision for Income and Excise Taxes.  A share of Stock shall cease to be Restricted Stock at such time as a Key Employee’s or Director’s interest in such Stock becomes nonforfeitable under this Plan, and the certificate representing such share shall be transferred to the Key Employee or Director as soon as practicable thereafter. The Committee acting in its absolute discretion shall have the power to authorize and direct the payment of a cash bonus (or to provide in the terms of the Restricted Stock Certificate for CPI to make such payment) to a Key Employee or Director to pay all, or any portion of, his or her federal, state and local income tax liability which the Committee deems attributable to his or her interest in his or her Restricted Stock grant becoming nonforfeitable and, further, to pay any such tax liability attributable to such cash bonus.

9.6 Section 162(m).  Except where the Committee deems it in the best interests of CPI, the Committee shall use its best efforts to grant Restricted Stock either (1) subject to at least one condition which can result in the Restricted Stock qualifying as “performance-based compensation” under § 162(m) of the Code if the shareholders of CPI approve such condition and the Committee takes such other action as the Committee deems necessary or appropriate for such grant to so qualify under § 162(m) or (2) under such other circumstances as the Committee deems likely to result in an income tax deduction for the grant.

§ 10

STOCK IN LIEU OF CASH

10.1 Election.  Each Director shall have the right on or after the effective date of this Plan to elect (in accordance with § 10.2) to receive Stock in lieu of cash as part of his or her compensation package with respect to all or a specific percentage of:

(a) any installment of his or her annual cash retainer fee as a Director;

(b) any fee payable in cash to him or to her for attending a meeting of the Board or a committee of the Board; and

(c) any fee payable in cash to him or to her for serving as the chairperson of a committee of the Board.

Any election to receive Stock in lieu of cash which was in effect under the Cousins Properties Incorporated Stock Plan for Outside Directors immediately before the effective date of this Plan shall remain in effect under this Plan until revoked under § 10.2.

10.2 Election and Election Revocation Procedure.  An election by a Director under § 10.1 to receive Stock in lieu of cash shall be made in writing and shall be effective as of the date the Director delivers such election to the Secretary of CPI. An election may apply to one, or more than one, cash payment described in § 10.1. After a Director has made an election under this § 10.2, he or she may elect to revoke such election or may elect to revoke such election and make a new election. Any such subsequent election shall be made in writing and shall be effective as of the date the Director delivers such election to the Secretary of CPI. There shall be no limit on the number of elections which a Director can make under this § 10.2.

10.3 Number of Shares.  The number of shares of Stock which a Director shall receive in lieu of any cash payment shall be determined by CPI by dividing the amount of the cash payment which the Director has elected under § 10.1 to receive in the form of Stock by 95% of the Fair Market Value of a share of Stock (1) on the date of a regular quarterly Board meeting with respect to shares of Stock to be issued for fees earned on the date of such a meeting or (2) on the date of the next regular quarterly Board meeting with respect to shares of Stock to be issued for fees earned between regular quarterly Board meetings, and by rounding down to the nearest whole share of Stock. Such shares shall be issued to the Director as of the date of a regular quarterly Board meeting with respect to shares of Stock to be issued for fees earned on the date of such a meeting or on the date of the next regular quarterly Board meeting with respect to shares of Stock to be issued for fees earned between regular quarterly Board meetings.

10.4 Insufficient Shares.  If the number of shares of Stock available under this Plan is insufficient as of any date to issue the Stock called for under § 10.3, CPI shall issue Stock under § 10.3 to each Director based on a fraction of the then available shares of Stock, the numerator of which fraction shall equal the amount of the cash payment to the Director on which the issuance of such Stock was to be based under § 10.1 and the denominator of which shall equal the amount of the total cash payments to all Directors on which the issuance of such Stock was to be based under § 10.1. All elections made under this § 10 thereafter shall be null and void, and no further Stock shall be issued under this Plan with respect to any such elections.

10.5 Restrictions on Shares.  CPI shall have the right to issue the shares of Stock which a Director shall receive in lieu of any cash payment subject to a restriction that the Director have no right to transfer such Stock (except to the extent permissible under Rule 16b-3) for the six month period which starts on the date the Stock is issued or to take such other action as CPI deems necessary or appropriate to make sure that the Director satisfies the applicable holding period requirement, if any, set forth in Rule 16b-3.

§ 11

NONTRANSFERABILITY

No Option, Restricted Stock or Stock Appreciation Right shall (absent the Committee’s consent) be transferable by a Key Employee or an Director other than by will or by the laws of descent and distribution, and any Option or Stock Appreciation Right shall (absent the Committee’s consent) be exercisable during a Key Employee’s or Director’s lifetime only by the Key Employee or Director. The person or persons to whom an Option or Restricted Stock or Stock Appreciation Right is transferred by will or by the laws of descent and distribution (or with the Committee’s consent) thereafter shall be treated as the Key Employee or Director.

§ 12

SECURITIES REGISTRATION

Each Option Certificate, Restricted Stock Certificate and Stock Appreciation Right Certificate shall provide that, upon the receipt of shares of Stock as a result of the exercise of an Option or a Stock Appreciation Right or the satisfaction of the forfeiture conditions under a Restricted Stock Certificate, the Key Employee or Director shall, if so requested by CPI, hold such shares of Stock for investment and not with a view of resale or distribution to the public and, if so requested by CPI, shall deliver to CPI a written statement satisfactory to CPI to that effect. As for Stock issued pursuant to this Plan, CPI at its expense shall take such action as it deems necessary or appropriate to register the original issuance of such Stock to a Key Employee or Director under the 1933 Act or under any other applicable securities laws or to qualify such Stock for an exemption under any such laws prior to the issuance of such Stock to a Key Employee or Director; however, CPI shall have no obligation whatsoever to take any such action in connection with the transfer, resale or other disposition of such Stock by a Key Employee or Director.

§ 13

LIFE OF PLAN

No Option, Restricted Stock or Stock Appreciation Right shall be granted under this Plan on or after the earlier of

(1) the tenth anniversary of the effective date of this Plan (as determined under § 4), in which event this Plan otherwise thereafter shall continue in effect until all outstanding Options and Stock Appreciation Rights have been exercised in full or no longer are exercisable and all Restricted Stock grants under this Plan have been forfeited or the forfeiture conditions, if any, on such Stock have been satisfied in full, or

(2) the date on which all of the Stock reserved under § 3 has (as a result of the exercise of Options or the payment in Stock upon the exercise of Stock Appreciation Rights granted under this Plan or the satisfaction of the forfeiture conditions, if any, on Restricted Stock granted under this Plan) been issued or no longer is available for use under this Plan, in which event this Plan also shall terminate on such date.

§ 14

ADJUSTMENT

14.1 Capital Structure.  The number, kind or class (or any combination thereof) of shares of Stock reserved under § 3, the grant caps described in § 6, the annual grant described in § 7.3, the number, kind or class (or any combination thereof) of shares of Stock subject to Options or Stock Appreciation Rights granted under this Plan and the Option Price of such Options and the SAR Value of such Stock Appreciation Rights as well as the number, kind or class of shares of Restricted Stock granted under this Plan shall be adjusted by the Committee in an equitable manner to reflect any change (after the effective date of this Plan under § 4) in the capitalization of CPI, including, but not limited to, such changes as stock dividends or stock splits.

14.2 Mergers.  The Committee as part of any corporate transaction described in § 424(a) of the Code shall have the right to adjust (in any manner which the Committee in its discretion deems consistent with § 424(a) of the Code) the number, kind or class (or any combination thereof) of shares of Stock reserved under § 3. Furthermore, the Committee as part of any corporate transaction described in § 424(a) of the Code shall have the right to adjust (in any manner which the Committee in its discretion deems consistent with § 424(a) of the Code) the number, kind or class (or any combination thereof) of shares of Stock underlying any Restricted Stock grants previously made under this Plan and any related grant conditions and forfeiture conditions, and the number, kind or class (or any combination thereof) of shares subject to Option and Stock Appreciation Right grants previously made under this Plan and the related Option Price and SAR Value for each such Option and Stock Appreciation Right, and, further, shall have the right (in any manner which the Committee in its discretion deems consistent with § 424(a) of the Code) to make Restricted Stock, Option and Stock Appreciation Right grants to effect the assumption of, or the substitution for, restricted stock, option and stock appreciation right grants previously made by any other corporation to the extent that such corporate transaction calls for such substitution or assumption of such restricted stock, option or appreciation right grants.

14.3 Fractional Shares.  If any adjustment under this § 14 would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan and the number subject to any Options or Stock Appreciation Right grants and Restricted Stock grants shall be the next lower number of shares of Stock, rounding all fractions downward. An adjustment made under this § 14 by the Board shall be conclusive and binding on all affected persons and, further, shall not constitute an increase in “the number of shares reserved under § 3” within the meaning of § 16.

§ 15

CHANGE IN CONTROL

15.1 Continuation or Assumption of Plan or Grants.  If (1) there is a Change in Control of CPI on any date and this Plan and the outstanding Options, Stock Appreciation Rights and Restricted Stock granted under this Plan are continued in full force and effect or there is an assumption of this Plan or the assumption or substitution of the outstanding Options, Stock Appreciation Rights and Restricted Stock granted under this Plan in connection with such Change in Control and (2) (i) a Key Employee’s employment with CPI, CREC, a Preferred Stock Subsidiary that has been designated by the Board as covered by this Plan, any Subsidiary of CPI or CREC, any Parent of CPI or CREC, or any Affiliate of CPI or CREC terminates for any reason within the two-year period starting on the date of the Change in Control or (ii) a Director’s service on the Board terminates for any reason within the two-year period starting on the date of the Change in Control, then any conditions to the exercise of such Key Employee’s or Director’s outstanding Options and Stock Appreciation Rights and any then outstanding issuance and forfeiture conditions on such Key Employee’s or Director’s Restricted Stock automatically shall expire and shall have no further force or effect on or after the date his or her employment or service so terminates.

15.2 No Continuation or Assumption of Plan or Grants.  If there is a Change in Control of CPI on any date and this Plan and the outstanding Options, Stock Appreciation Rights and Restricted Stock granted under this Plan are not continued in full force and effect or there is no assumption of this Plan or the assumption or substitution of the Options, Stock Appreciation Rights and Restricted Stock granted under this Plan in connection with such Change in Control, (1) any conditions to the exercise of outstanding Options and Stock Appreciation Rights granted under this Plan and any then outstanding issuance and forfeiture conditions on Restricted Stock granted under this Plan automatically shall expire and shall have no further force or effect on a date selected by the Board which shall provide each Key Employee and Director a reasonable opportunity to exercise his or her Options and Stock Appreciation Rights and to take such other action as necessary or appropriate to receive the Stock subject to any Restricted Stock grants before the date of the Change in Control and (2) each then outstanding Option, Stock Appreciation Right and Restricted Stock grant may be canceled unilaterally by the Board immediately before the date of the Change in Control.

§ 16

AMENDMENT OR TERMINATION

This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, no such amendment shall be made absent the approval of the shareholders of CPI required under § 422 of the Code (1) to increase the number of shares of stock reserved under § 3 for ISO grants, or (2) to change the class of employees eligible for Options which are ISOs. The Board also may suspend the granting of Options or Stock Appreciation Rights or Restricted Stock under this Plan at any time and may terminate this Plan at any time; provided, however, the Board shall not have the right unilaterally to modify, amend or cancel any Option, Stock Appreciation Right or Restricted Stock granted before such suspension or termination unless (1) the Key Employee or Director consents in writing to such modification, amendment or cancellation or (2) there is a dissolution or liquidation of CPI or a transaction described in § 14 or § 15.

§ 17

MISCELLANEOUS

17.1 Shareholder Rights.  No Key Employee or Director shall have any rights as a shareholder of CPI as a result of the grant of an Option or a Stock Appreciation Right granted to him or her under this Plan or his or her exercise of such Option or Stock Appreciation Right pending the actual delivery of the Stock subject to such Option to such Key Employee or Director. Subject to § 9, a Key Employee’s or Director’s rights as a shareholder in the shares of Stock underlying a Restricted Stock grant which is effective shall be set forth in the related Restricted Stock Certificate.

17.2 No Contract of Employment.  The grant of an Option or a Stock Appreciation Right or Restricted Stock to a Key Employee or Director under this Plan shall not constitute a contract of employment or a right to continue to serve on the Board and shall not confer on a Key Employee or Director any rights upon his or her termination of employment or service in addition to those rights, if any, expressly set forth in the related Option Certificate, Stock Appreciation Right Certificate, or Restricted Stock Certificate.

17.3 Withholding.  Each Option, Stock Appreciation Right and Restricted Stock grant shall be made subject to the condition that the Key Employee or Director consents to whatever action the Committee directs to satisfy the federal and state tax withholding requirements, if any, which the Committee in its discretion deems applicable to the exercise of such Option or Stock Appreciation Right or the satisfaction of any forfeiture conditions with respect to Restricted Stock issued in the name of the Key Employee or Director. The Committee also shall have the right to provide in an Option Certificate, Stock Appreciation Right Certificate or a Restricted Stock Certificate that a Key Employee or Director may elect to satisfy federal and state tax withholding requirements through a reduction in the cash or the number of shares of Stock actually transferred to him or to her under this Plan.

17.4 Construction.  All references to sections (§) are to sections (§) of this Plan unless otherwise indicated. This Plan shall be construed under the laws of the State of Georgia. Finally, each term set forth in § 2 shall have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular.

17.5 Other Conditions.  Each Option Certificate, Stock Appreciation Right Certificate or Restricted Stock Certificate may require that a Key Employee or Director (as a condition to the exercise of an Option or a Stock Appreciation Right or a Restricted Stock grant) enter into any agreement or make such representations prepared by

CPI, including any agreement which restricts the transfer of Stock acquired pursuant to the exercise of an Option or a Stock Appreciation Right or Restricted Stock grant or provides for the repurchase of such Stock by CPI under certain circumstances.

17.6 Rule 16b-3.  The Committee shall have the right to amend any Option, Restricted Stock or Stock Appreciation Right grant or to withhold or otherwise restrict the transfer of any Stock or cash under this Plan to a Key Employee or Director as the Committee deems appropriate in order to satisfy any condition or requirement under Rule 16b-3 to the extent Rule 16 of the 1934 Act might be applicable to such grant or transfer.

IN WITNESS WHEREOF, CPI has caused its duly authorized officer to execute this Plan to evidence its adoption of this Plan.

COUSINS PROPERTIES INCORPORATED

By:

COUSINS PROPERTIES INCORPORATED

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
May 6, 2008

The undersigned hereby appoints Boone A. Knox and William Porter Payne, and each of them, proxies with full power of substitution for and in the name of the undersigned, to vote all shares of stock of Cousins Properties Incorporated which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held Tuesday, May 6, 2008, 11:00 a.m. local time, and at any adjournments thereof, upon the matters described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement dated April 7, 2008, and upon any other business that may properly come before the meeting or any adjournments thereof.

The proxies are directed to vote or refrain from voting pursuant to the Proxy Statement as follows and otherwise in their discretion upon all other matters that may properly come before the meeting or any adjournments thereof.

(Continued and to be signed on the reverse side.)

ANNUAL MEETING OF STOCKHOLDERS OF

COUSINS PROPERTIES INCORPORATED

May 6, 2008

Please date, sign and mail your proxy card
in the envelope provided as soon as possible.

â Please detach along perforated line and mail in the envelope provided. â

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1. Election of nine Directors:

☐ FOR ALL NOMINEES	NOMINEES:
¡ Thomas D. Bell, Jr.
☐ WITHHOLD	¡ Erskine B. Bowles
AUTHORITY FOR ALL	¡ James D. Edwards
NOMINEES	¡ Lillian C. Giornelli
¡ S. Taylor Glover
☐ FOR ALL EXCEPT	¡ James H. Hance, Jr.
(See instructions below)	¡ William B. Harrison, Jr.
¡ Boone A. Knox
¡ William Porter Payne

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •

2. Proposal to amend the 1999 Incentive Stock Plan to increase the number of shares available under the Plan by 1,200,000.

FOR AGAINST ABSTAIN
☐ ☐ ☐
3. Proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

FOR AGAINST ABSTAIN
☐ ☐ ☐

This proxy will be voted as directed. If no direction is indicated, this proxy will be voted “FOR” the election of Directors and “FOR” Proposals 2 and 3.

The undersigned acknowledges receipt with this proxy of a copy of the Notice of Annual Meeting and Proxy Statement dated April 7, 2008.

Please vote, sign and date this proxy and promptly return it in the enclosed envelope whether or not you plan to attend the Annual Meeting. If you attend the Annual Meeting, you may revoke the proxy and vote your shares in person.

Signature of Stockholder Date:
Signature of Stockholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in the partnership name by authorized person.